UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to § 240.14a-12

TRIANGLE PETROLEUM CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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November 16, 2016

Dear Stockholder:

It is my pleasure to invite you to attend Triangle Petroleum Corporation’s 2016 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held on December 16, 2016 at 8:00 a.m. MT at our corporate offices, located at 1200 17th Street, Suite 2500, Denver, CO 80202. The Notice of Annual Meeting and Proxy Statement accompanying this letter describe the business to be conducted at the Annual Meeting. The Board of Directors welcomes this opportunity to have a dialogue with our stockholders and looks forward to your comments and questions.

Rules adopted by the Securities and Exchange Commission (the “SEC”) allow companies to send stockholders a notice of internet availability of proxy materials, rather than mail them full sets of proxy materials.  This year, we chose to mail full packages of materials to stockholders.  However, in the future we may take advantage of the notice and access distribution option.  If, in the future, we choose to send such notices, they will contain instructions on how stockholders can access our notice of meeting and proxy statement via the internet.  They will also contain instructions on how stockholders can request to receive their materials electronically or in printed form on a one-time or ongoing basis.

It is important that your shares be represented at the Annual Meeting, regardless of the number you may hold. Whether or not you plan to attend, please promptly submit your proxy in one of the ways outlined in the accompanying Proxy Statement in order to vote your shares at the Annual Meeting.

We look forward to seeing you on December 16, 2016.

Kind Regards,

Dr. Peter Hill

Chairman of the Board

TRIANGLE PETROLEUM CORPORATION

1200 17th STREET, SUITE 2500

DENVER, COLORADO 80202

TELEPHONE: (303) 260-7125

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The annual meeting of the stockholders of Triangle Petroleum Corporation (the “Company”) will be held on December 16, 2016, at 8:00 a.m. MT at our corporate offices, located at 1200 17th Street, Suite 2500, Denver, CO 80202 for the purposes of:

1.	Electing the six directors nominated by the Company and identified in the accompanying proxy statement to hold office until the next annual meeting of stockholders;

2.	Ratifying the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2017;

3.	Holding an advisory vote on the compensation of our named executive officers;

4.

Authorizing the Board of Directors to effect a reverse stock split of the issued and outstanding common stock of the Company in a whole-number ratio of at least 1-for-3 and of up to 1-for-8, to be determined by the Board of Directors;

5.	Approving a corresponding amendment to the Company’s Certificate of Incorporation, as amended, in the form attached to this proxy statement as Appendix A to effect the reverse stock split; and

6.	Transacting such other business as may properly come before the meeting or any adjournments thereof.

Only stockholders of record at the close of business on October 21, 2016 will be entitled to attend and vote at the meeting. A list of all stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of and number of shares held by each stockholder, will be available at the principal executive offices of the Company, during normal business hours, for examination by any stockholder for any purpose germane to the meeting for 10 days prior to the date thereof. The proxy materials are being furnished to stockholders on or about November 16, 2016.

By Order of the Board of Directors,

Ryan McGee
Corporate Secretary

WHETHER OR NOT YOU PLAN ON ATTENDING THE MEETING IN PERSON, TO ENSURE THAT YOUR VOTE IS COUNTED, PLEASE VOTE AS PROMPTLY AS POSSIBLE.

TRIANGLE PETROLEUM CORPORATION

1200 17th STREET, SUITE 2500

DENVER, COLORADO 80202
Telephone:  (303) 260-7125

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 16, 2016
AT OUR CORPORATE OFFICES
AT 8:00 A.M.  MT

SOLICITATION OF PROXIES

The enclosed proxy is solicited by the Board of Directors (the “Board of Directors” or the “Board”) of Triangle Petroleum Corporation (the “Company,” “we,” “us” or “our”) for use at the annual meeting of the Company’s stockholders (the “Annual Meeting”) to be held at our corporate offices, located at 1200 17th Street, Suite 2500, Denver, CO 80202, on December 16, 2016, at 8:00 a.m. MT and at any adjournments thereof. Whether or not you expect to attend the Annual Meeting in person, please vote your shares as promptly as possible to ensure that your vote is counted. The proxy materials are being furnished to stockholders on or about November 16, 2016.

REVOCABILITY OF PROXY AND SOLICITATION

Any stockholder executing a proxy that is solicited hereby has the power to revoke it prior to the voting of the proxy. For shares held of record, revocation may be made by attending the Annual Meeting and voting the shares of stock in person, or by delivering to the Corporate Secretary of the Company at the principal executive offices of the Company prior to the Annual Meeting a written notice of revocation or a later-dated, properly executed proxy. For shares held beneficially in street name (see “Questions and Answers About These Proxy Materials—What is the Difference Between a Stockholder of Record and a Beneficial Owner of Shares Held in Street Name?”), a stockholder may revoke a proxy by following the instructions provided by the stockholder’s broker, trustee or nominee. Solicitation of proxies may be made by directors, officers and other employees of the Company by personal interview, telephone, facsimile transmittal or electronic communication. No additional compensation will be paid for any such services. This solicitation of proxies is being made by the Company, which will bear all costs associated with providing this proxy statement (this “Proxy Statement”) and the solicitation of proxies.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

Each of the Notice of Annual Meeting of Stockholders, the Proxy Statement, and the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2016, filed with the United States Securities and Exchange Commission (the “SEC”) on April 14, 2016 (the “Fiscal 2016 Form 10-K”), is available at http://viewproxy.com/trianglepetroleum/2016/.

Rules adopted by the SEC allow companies to send stockholders a notice of internet availability of proxy materials, rather than mail them full sets of proxy materials.  This year, we chose to mail full packages of materials to stockholders.  However, in the future we may take advantage of the notice and access distribution option.  If, in the future, we choose to send such notices, they will contain instructions on how stockholders can access our notice of meeting and proxy statement via the internet.  They will also contain instructions on how stockholders can request to receive their materials electronically or in printed form on a one-time or ongoing basis.

RECORD DATE

Stockholders of record at the close of business on October 21, 2016 will be entitled to receive notice of, attend and vote at the Annual Meeting.

ACTION TO BE TAKEN UNDER PROXY

Unless otherwise directed by the giver of the proxy, the persons named in the form of proxy, namely, Jonathan Samuels, our President and Chief Executive Officer, and Douglas Griggs, our Chief Accounting Officer, or either one of them who acts, will vote:

1.

FOR the election of the persons named herein as nominees to serve as directors of the Company, for a term expiring at the 2017 Annual Meeting of Stockholders (or until their successors are duly elected and qualified);

2.	FOR the ratification of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2017;

3.	FOR the advisory approval of the compensation of our named executive officers;

4.

FOR the authorization of the Board of Directors to effect a reverse stock split of the issued and outstanding common stock of the Company in a whole-number ratio of at least 1-for-3 and of up to 1-for-8, to be determined by the Board of Directors;

5.

FOR the approval of a corresponding amendment to the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), in the form attached to this proxy statement as Appendix A to effect the reverse stock split; and

6.	According to their judgment with respect to such other matters or business as may properly come before the Annual Meeting or any adjournments thereof.

Should any nominee named herein for election as a director become unavailable for any reason, it is intended that the persons named in the proxy will vote for the election of such other person in his stead as may be designated by the Board. The Board is not aware of any reason that might cause any nominee to be unavailable.

WHO IS ENTITLED TO VOTE; VOTE REQUIRED; QUORUM

As of October 21, 2016, there were 76,539,653 shares of common stock of the Company, par value $0.00001 per share (the “Common Stock”), issued and outstanding, which constitute all of the shares of outstanding capital stock of the Company. Stockholders are entitled to one vote for each share of Common Stock held by them.

One-third of the outstanding shares of Common Stock, or 25,513,218 shares as of October 21, 2016, present in person or represented by proxy, will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes (as discussed below) will be counted as present for purposes of determining a quorum.

Additionally, under the Company’s 5.0% Convertible Promissory Note, dated July 31, 2012 (the “NGP Note”), issued to NGP Triangle Holdings, LLC (the “NGP Noteholder”), an affiliate of Natural Gas Partners (“NGP”), the Company is required either to obtain the prior written consent of the NGP Noteholder prior to submitting certain non-routine matters, such as the proposal regarding the reverse stock split and the related amendment to the Company’s Certificate of Incorporation, to a vote of the holders of Common Stock or, if such prior written consent is not obtained, to have each such matter require by its terms for the approval thereof the affirmative vote of the voting power of such holders of Common Stock as would be required to authorize and approve such matter if the NGP Note had been converted into shares of Common Stock immediately prior to the record date for the Annual Meeting, and the NGP Noteholder had voted all of such shares against such matter.  As of the record date for the Annual Meeting, the NGP Note was convertible into 18,504,645 shares of Common Stock (the “NGP Note Conversion Shares”), or 19.5% of the total issued and outstanding shares of Common Stock assuming full conversion of the NGP Note.    The Company requested but did not receive the written consent of the NGP Noteholder for the proposals regarding the reverse stock split and the related amendment to the Company’s Certificate of Incorporation.

Brokers holding shares for customers are generally not entitled to vote on “non-routine” matters unless they receive voting instructions from their customers. As used herein, “uninstructed shares” means shares held by a broker who has not received such instructions from its customers on a proposal. A “broker non-vote” occurs when a nominee holding uninstructed shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that non-routine matter. The only proposal at the Annual Meeting considered a “routine” matter for these purposes is the ratification of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2017, and brokers are entitled to vote uninstructed shares only with respect to that proposal. The other proposals are non-routine. Therefore, brokers are not entitled to vote on those matters unless the brokers receive voting instructions from their customers. As a result, it is very important that the Company’s beneficial owners provide instruction to their brokers on how to vote their shares.

Determination of whether a matter specified in the Notice of Annual Meeting of Stockholders has been approved will be determined as follows:

•

A nominee for director will be elected if the votes cast for the nominee’s election exceed the votes cast against such nominee’s election. Accordingly, abstentions and broker non-votes will have no effect on the outcome of the vote.

•

The proposal to ratify KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2017 will require the affirmative vote of a majority of the shares of Common Stock present at the Annual Meeting in person or by proxy and entitled to vote on this proposal. An abstention will have the effect of a vote against this proposal. Brokers have discretionary authority and may vote on this proposal without having instructions from the beneficial owners or persons entitled to vote thereon.

•

The proposal to approve, on an advisory basis, the compensation of our named executive officers will require the affirmative vote of a majority of the voting shares that are present at the Annual Meeting in person or by proxy and entitled to vote on this proposal. An abstention will have the effect of a vote against this proposal. A broker non-vote will have no effect on the outcome of the vote on this proposal.

•

The proposal to authorize the Board of Directors to effect a reverse stock split of the issued and outstanding Common Stock of the Company in a whole-number ratio of at least 1-for-3 and of up to 1-for-8, to be determined by the Board of Directors, will require the affirmative vote of a majority of the shares of Common Stock present at the Annual Meeting in person or by proxy and entitled to vote on this proposal. The NGP Note Conversion Shares will be counted as having been converted into shares of Common Stock immediately prior to the record date for the Annual Meeting, present at the Annual Meeting, entitled to vote on this proposal, and voted against this proposal.  An abstention will have the effect of a vote against this proposal. A broker non-vote will have no effect on the outcome of the vote on this proposal.

•

The proposal to approve a corresponding amendment to the Company’s Certificate of Incorporation in the form attached to this proxy statement as Appendix A, to effect the reverse stock split will require the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote on this proposal.  The NGP Note Conversion Shares will be counted as having been converted into shares of Common Stock immediately prior to the record date for the Annual Meeting, entitled to vote on this proposal, and voted against this proposal. Any abstentions or broker non-votes with respect to this proposal will count as votes against this proposal.

We are incorporated in the State of Delaware and, accordingly, are subject to the Delaware General Corporation Law. Under the Delaware General Corporation Law, our stockholders are not entitled to appraisal rights with respect to any of the proposals to be acted upon at the Annual Meeting.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS

Why am I receiving these materials?

We have delivered printed versions of these materials to you by mail in connection with the Company’s solicitation of proxies for use at the Annual Meeting. These materials describe the proposals on which the Company would like you to vote and also provide you with information on these proposals so that you can make an informed decision. We are furnishing our proxy materials to all stockholders of record entitled to vote at the Annual Meeting on or about November 16, 2016.

What is included in these materials?

These materials include:

•the Notice of Annual Meeting of Stockholders;

•the Proxy Statement;

•the Fiscal 2016 Form 10-K; and

•the proxy card and voting instruction form for the Annual Meeting.

What is the proxy card?

The proxy card enables stockholders of record to appoint Jonathan Samuels, our President and Chief Executive Officer, and Douglas Griggs, our Chief Accounting Officer, as their representatives at the Annual Meeting. By completing and returning a proxy card, you are authorizing these individuals to vote your shares at the Annual Meeting in accordance with your instructions on the proxy card. This way, your shares will be voted whether or not you attend the Annual Meeting.

What items will be voted on?

You are being asked to vote on the election of the six nominated members of our Board, the ratification of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2017,  the advisory approval of the compensation of our named executive officers, the authorization of the reverse stock split and the approval of a corresponding amendment to the Company’s Certificate of Incorporation to effect the reverse stock split. We will also transact any other business that properly comes before the Annual Meeting.

How does the Board recommend that I vote?

Our Board unanimously recommends that you vote your shares FOR each of the persons nominated for director, FOR ratification of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2017,  FOR the advisory approval of the compensation of our named executive officers, FOR the authorization of the reverse stock split, and FOR the approval of a corresponding amendment to the Company’s Certificate of Incorporation to effect the reverse stock split.

Who can vote at the Annual Meeting?

There were 76,539,653 shares of Common Stock outstanding on October 21, 2016, held by 15 holders of record. Only stockholders of record at the close of business on October 21, 2016 are entitled to receive notice of, to attend, and to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote. All shares of Common Stock will vote together as a single class. Information about the stockholding of the Company’s directors and executive officers is set forth in “Proposal 1 – Election of Directors – Security Ownership of Certain Beneficial Owners and Management.”

Who will be admitted to the Annual Meeting?

Admission to the Annual Meeting will be limited to our stockholders of record on October 21, 2016, persons holding proxies from such stockholders, beneficial owners of our Common Stock on October 21, 2016, our directors, and our employees. If shares are registered in your name, we will verify your ownership at the Annual Meeting in our list of stockholders as of October 21, 2016. If your shares are held through a broker, bank or other nominee, you must bring proof of your beneficial ownership of the shares as of October 21, 2016. This proof could consist of, for example, a bank or brokerage firm account statement or a letter from your bank or broker confirming your ownership as of October 21, 2016. You may also send proof of ownership to us at Triangle Petroleum Corporation, Attention: Corporate Secretary, 1200 17th Street, Suite 2500, Denver, CO 80202, or by email to info@trianglepetroleum.com by the close of business on December 15, 2016.

What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

Most of our stockholders hold their shares in “street name” through an account at a brokerage firm, bank or other nominee holder, rather than holding shares directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially in street name.

Stockholder of Record

If on October 21, 2016, your shares were registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered a stockholder of record with respect to those shares, and this Proxy Statement and the other proxy materials were sent directly to you by the Company. As the stockholder of record, you have the right to direct the voting of your shares by returning the proxy card to us. Whether or not you plan to attend the Annual Meeting, if you do not vote over the Internet or by phone, please complete, date, sign and return a proxy card to ensure that your vote is counted.

Beneficial Owner of Shares Held in Street Name

If on October 21, 2016, your shares were held in an account at a brokerage firm, bank, broker-dealer or other nominee holder, then you are considered the beneficial owner of shares held in street name, and this Proxy Statement and the other proxy materials were forwarded to you by that organization. As the beneficial owner, you have the right to direct that organization on how to vote the shares held in your account, and you have been or will be provided a voting instruction form for that purpose. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you receive a valid proxy from the organization through which you hold your shares in street name.

How do I vote?

Stockholders of Record. If you are a stockholder of record, you may vote by any of the following methods:

•Via the Internet. You may vote by proxy via the Internet by following the instructions provided on the proxy card.

•By Telephone. You may vote by calling the toll free number found on the proxy card.

•By Mail. You may vote by completing, signing, dating and returning your proxy card in the pre-addressed, postage-paid envelope provided.

•In Person. You may attend and vote at the Annual Meeting. The Company will give you a ballot when you arrive.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name, you may vote by any of the following methods:

•Via the Internet. You may vote by proxy via the Internet by following the instructions provided in the notice provided by your broker.

•By Telephone. You may vote by proxy by calling the toll free number found on the voting instruction form.

•By Mail. You may vote by proxy by filling out the voting instruction form and returning it in the pre-addressed, postage-paid envelope provided.

•In Person. If you are a beneficial owner of shares held in street name and you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from the organization that holds your shares.

What if I change my mind after I have voted?

You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. You may vote again on a later date via the Internet or by telephone, by signing and returning a new proxy card or voting instruction form with a later date, or by attending the Annual Meeting and voting in person. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the Annual Meeting or specifically request that your prior proxy be revoked by delivering to the Company’s Corporate Secretary at 1200 17th Street, Suite 2500, Denver, Colorado 80202 a written notice of revocation or a properly created proxy bearing a later date prior to the Annual Meeting. Please note, however, that if your shares are held in street name, you must follow any instructions provided by your broker to revoke or change your vote.

How are proxies voted?

All valid proxies received prior to the Annual Meeting will be voted. All shares represented by a proxy will be voted and, where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the stockholder’s instructions.

What happens if I do not give specific voting instructions?

Stockholders of Record. If you are a stockholder of record and you (i) indicate when voting by telephone that you wish to vote as recommended by the Board or (ii) sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters.

Is my vote kept confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except:

•as necessary to meet applicable legal requirements;

•to allow for the tabulation and certification of votes; or

•to facilitate a successful proxy solicitation.

Occasionally, stockholders provide written comments on their proxy cards, which may be forwarded to the Company’s management and the Board.

Who pays the solicitation expenses?

We will bear the cost of solicitation of proxies. Proxies may be solicited by mail or personally by our Directors, officers or employees, none of whom will receive additional compensation for such solicitation. We have retained Alliance Advisors to assist in the solicitation of proxies at an estimated cost of approximately $9,000, plus reasonable expenses. Those holding shares of Common Stock of record for the benefit of others, or nominee holders, are being asked to distribute proxy soliciting materials to, and request voting instructions from, the beneficial owners of such shares. We will reimburse nominee holders for their reasonable out-of-pocket expenses.

Where do I find the voting results of the Annual Meeting?

We will announce voting results at the Annual Meeting and in a Current Report on Form 8-K.

Who can help answer my questions?

If you need assistance in voting by telephone or over the internet or completing your proxy card, or have questions regarding the Annual Meeting, please contact:

Alliance Advisors, LLC

200 Broadacres Drive, 3rd Floor

Bloomfield, NJ 07003

877-777-5603

(Banks and brokers please call: 973-873-7700)

PROPOSAL 1 — ELECTION OF DIRECTORS

Information about the Nominees

Our Bylaws specify that the number of directors on our Board shall be at least three and no more than fifteen persons. Our Board currently consists of six persons, all of whom have been nominated by our Nominating and Corporate Governance Committee to stand for re-election at the Annual Meeting. Each director is elected to serve until the following annual meeting of stockholders and until his or her successor has been elected and qualified or until the director’s earlier resignation or removal.

The following table and biographies describe for each nominee his age, his principal occupation for at least the last five years, his present position with the Company, the year in which he was first elected or appointed as director, and his directorships with other companies whose securities are registered with the SEC.

Names	Ages	Titles
Peter Hill	69	Chairman of the Board
Roy Aneed (1)(3)(4)	37	Director
Gus Halas (1)(2)(3)(4)(5)	65	Director
Randal Matkaluk (1)(2)(3)(4)	58	Director
Jonathan Samuels	37	Director, Chief Executive Officer, President
James Shein (1)(2)(5)	74	Director

(1)	Independent Director
(2)	Member of Audit Committee
(3)	Member of Compensation Committee
(4)	Member of Nominating and Corporate Governance Committee
(5)	Member of Special Committee

Peter Hill has been a director since November 2009 and Chairman of the Board since April 2012. From April 2012 to February 2013, Dr. Hill served as Executive Chairman, having served previously as Chief Executive Officer of the Company since November 2009 and President and Chief Executive Officer of the Company from November 2009 until May 2011. Dr. Hill has over 40 years of experience in the international oil and natural gas industry. He commenced his career in 1972 and spent 22 years in senior positions at British Petroleum including Chief Geologist, Chief of Staff for BP Exploration, President of BP Venezuela and Regional Director for Central and South America. Dr. Hill then worked as Vice President of Exploration at Ranger Oil Ltd. in England (1994-1995), Managing Director Exploration and Production at Deminex GMBH Oil in Germany (1995-1997), Technical Director/Chief Operating Officer at Hardy Oil & Gas plc (1998-2000), President and Chief Executive Officer at Harvest Natural Resources, Inc. (2000-2005), Director/Chairman at Austral Pacific Energy Ltd. (2006-2008), independent advisor to Palo Alto Investors (January 2008 to December 2009), Non-Executive Chairman at Toreador Resources Corporation (January 2009 to April 2011), Director of Midstates Petroleum Company, Inc. (April 2013 to March 2015), and interim President and Chief Executive Officer of Midstates Petroleum Company, Inc. (March 2014 to March 2015). Dr. Hill has served as Chairman at Samson Oil and Gas Limited since February 2016. He has also served as Director and Advisor to the Board at Energy and Exploration Partners, Inc. since January 2016 and was recently named Interim Chief Executive Officer in April 2016. Dr. Hill has a B.Sc. (Honors) in Geology and a Ph.D. Dr. Hill’s qualifications to sit on the Board of Directors include significant public company governance experience, significant experience as an exploration geologist and over 20 years of general management experience.

Roy Aneed has been a director since July 2012. Mr. Aneed has served as a Partner and Co-Founder of Edge Natural Resources LLC, a private equity firm formed to make small-cap investments in the North American energy industry, since the firm’s launch in February 2015. From June 2007 through January 2015, Mr. Aneed was employed by an affiliate of Natural Gas Partners, most recently as Managing Director, where he was involved in deal sourcing and execution as well as the monitoring of various portfolio companies. From 2003 to 2007, Mr. Aneed worked as a Senior Associate at Graham Partners, Inc., a middle market buyout fund focused on U.S. manufacturing companies. Prior to 2003, Mr. Aneed was an analyst with the Investment Banking division of Citigroup in New York. In 2001, Mr. Aneed received a Bachelor’s of Science in Economics from the Wharton School of Finance at the University of Pennsylvania with concentrations in Finance and Management as well as a minor in History. Mr. Aneed’s qualifications to sit on the Board of Directors include significant financial and transactional experience in the energy industry.

Gus Halas has been a director since October 2011. Mr. Halas was Chief Executive Officer and President of Central Garden & Pet Company from April 2011 to May 2013. Mr. Halas was Chief Executive Officer and President of T-3 Energy Services, Inc. from May 2003 to March 2009 and also served as Chairman of the board of directors from March 2004 to March 2009. From August 2001 to April 2003, Mr. Halas served as Chief Executive Officer and President at Clore Automotive, Inc. From January 2001 to May 2001, Mr. Halas served as Chief Executive Officer and President at Marley Cooling Tower of United Dominion Industries Limited. From January 1999 to August 2000, Mr. Halas served as President at Ingersoll Dresser’s Pump Services Group. Mr. Halas has also held leadership positions at Sulzer Industries, Inc. from 1986 to 1999 and was a director of Aquilex Corporation from June 2007 to July 2011. Mr. Halas has been a member of the advisory board of White Deer Energy since August 2009, a director of Hooper Holmes, Inc. since April 2013, a director of OptimizeRx since August 2014, a director of Madalena Energy Inc. since January 2015, and a director of School Specialty, Inc. since July 2015. Mr. Halas received his BS in Physics and Economics from Virginia Tech University. Mr. Halas’ qualifications to sit on the Board of Directors include his extensive executive management experience and background in the energy industry.

Randal Matkaluk has been a director since August 2007. Since July 2014, Mr. Matkaluk has been the Chief Financial Officer of Capio Energy Inc., a private oil company. From February 2010 until June 2014, Mr. Matkaluk was the Chief Financial Officer of Capio Exploration Ltd., a private oil and natural gas exploration and development company that was acquired by Kelt Exploration Ltd in July 2014. From November 2008 to November 2009, Mr. Matkaluk was the Chief Financial Officer and Corporate Secretary of Vigilant Exploration Inc., a private oil and natural gas exploration company that was acquired by Tourmaline Oil Corp. in November 2009. From March 2006 to October 2008, Mr. Matkaluk was an independent businessman. Mr. Matkaluk has been a director of Euromax Resources Ltd. since September 2010. Between January 2003 and February 2006, Mr. Matkaluk was the co-founder and Chief Financial Officer of Relentless Energy Corporation, a private oil and natural gas exploration company. Between June 2001 and December 2002, Mr. Matkaluk was the Chief Financial Officer of Antrim Energy Inc., a public international oil and natural gas exploration company listed on the TSX Exchange. Mr. Matkaluk has also worked for Gopher Oil and Gas Company from May 1997 to October 1998 and Cube Energy Corp. from January 1984 to April 1997. Mr. Matkaluk has been a Chartered Accountant since 1983. Mr. Matkaluk received his Bachelor’s Degree in Commerce in 1980 from the University of Calgary. Mr. Matkaluk’s qualifications to sit on the Board of Directors include significant public company governance and audit experience.

Jonathan Samuels has been a director since December 2009. He was appointed Chief Executive Officer of the Company in April 2012, having served previously as Chief Financial Officer since December 2009, and continues to also serve as President of the Company, a position to which he was appointed in May 2011. Prior to joining us, Mr. Samuels was an investment professional responsible for research and investment sourcing in the energy sector at Palo Alto Investors, a hedge fund founded in 1989. Mr. Samuels worked for five years at California-based Palo Alto Investors. Mr. Samuels received his B.A. from the University of California and his M.B.A. from the Wharton School. He also holds a Chartered Financial Analyst designation. Mr. Samuels’ qualifications to sit on the Board of Directors include significant capital markets experience and significant experience investing in public companies.

James Shein has been a director since June 2016. Professor Shein is Clinical Professor of Strategy at the Kellogg School of Management at Northwestern University, where he has taught since 2002.  Mr. Shein has also owned and operated the consulting firm of J.S. Associates since 1994, which provides corporate renewal and governance consulting services for turnarounds of public and private manufacturing, service, software and newspaper/media companies.  Previously, he was President and Chief Executive Officer of Northbrook Corporation (1980-1990), President and Chief Executive Officer of R.C. Manufacturing, Inc. (1990-1994), and counsel at McDermott, Will & Emery LLP with practice in corporate governance and restructuring (1997-2009).  Mr. Shein currently serves on multiple private company boards, and his recent public company directorships include serving as an independent director of Real Mex Restaurants (2011-2012) and as an independent director of U.S. Enrichment Corporation (2013-present), a subsidiary of Centrus Energy Corp. He also served from 2009 to 2013 as an independent director and Chairman of the Audit and Governance Committees of Flying J, Inc., a multi-billion dollar energy, hospitality and food service company with downstream refining operations. Mr. Shein has a BS in Engineering, MBA, PhD, and JD, and has testified as an expert witness on governance in state and federal courts.

Mr. Shein’s qualifications to sit on the Board of Directors include decades of experience as a CEO running, advising, purchasing and reviving distressed companies.

Director Resignation Policy

The Board adopted a director resignation policy in November 2012 requiring incumbent directors who do not receive a majority vote in an uncontested election (i.e., where the number of nominees is the same as the number of directors to be elected) to tender his or her resignation to the Nominating and Corporate Governance Committee, which will then make a recommendation to the entire Board as to whether to accept or reject the resignation based on factors deemed relevant by the Nominating and Corporate Governance Committee including, without limitation, the stated reason or reasons why stockholders voted against such director's re-election, the qualifications of the director (including, for example, whether the director serves on the Audit Committee of the Board as an “audit committee financial expert” and whether there are one or more other directors qualified, eligible and available to serve on the Audit Committee in such capacity), and whether the director's resignation from the Board would be in the best interests of the Company and its stockholders. A copy of the director resignation policy is attached as Annex D to the Company’s definitive proxy statement for the 2012 Annual Meeting of Stockholders, which was filed with the SEC on September 18, 2012.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF ITS NOMINEES.

Information about the Board of Directors

Composition of the Board of Directors

Our Board currently consists of six  members, including our Chairman of the Board and our Chief Executive Officer. We have four directors that qualify as independent directors under the corporate governance standards of the NYSE MKT, and we have four directors that satisfy the independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Board of Directors Leadership Structure

Our Board understands that there is no single, generally accepted approach to providing board leadership and that given the dynamic and competitive environment in which we operate, the right board leadership structure may vary as circumstances warrant. To this end, our Board has no policy mandating the combination or separation of the roles of Chairman of the Board and Chief Executive Officer and believes the matter should be discussed and considered from time to time as circumstances change. We currently have a separate Chairman of the Board and Chief Executive Officer. This leadership structure is appropriate for us at this time as it permits our Chief Executive Officer to focus on management of our day-to-day operations, while allowing our Chairman to lead our Board in its fundamental role of overseeing, and providing advice and guidance to, our management.

Board of Directors Oversight of Risk Management

Our entire Board oversees our risk management process. The process involves a company-wide approach to risk management, carried out by our management team. Our entire Board determines appropriate risks for us generally, assesses the specific risks faced by our Company, and reviews the steps taken by management to manage those risks.

While the entire Board maintains the ultimate oversight responsibility for the risk management process, its committees oversee risk in certain specified areas. In particular, our Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements, and the incentives created by the compensation awards it administers. Our Compensation Committee believes that the Company’s executive compensation program does not encourage excessive risk or unnecessary risk taking. Our Audit Committee oversees management of enterprise risks, as well as financial risks, and is also responsible for overseeing potential conflicts of interests. Pursuant to the Board’s instruction, management regularly reports on applicable risks to the relevant committee or the entire Board, as appropriate, with additional review or reporting on risks conducted as needed or as requested by the Board and its committees.

Meetings

During fiscal year 2016, the Board held nine meetings and its committees held an aggregate of 15 meetings and all of the incumbent members of the Board attended 100% of the meetings of the Board and the committees on which they served. The Board also approved certain actions by unanimous written consent during fiscal year 2016. One-third of the current number of directors constitutes a quorum of the Board for the transaction of business. A director must be present at the meeting, in person or telephonically, to be counted as present for the purpose of satisfying quorum.  Alternatively, any action required or permitted to be taken by the Board may be taken without a meeting if all members of the Board consent in writing to the action.

Director Attendance at the Annual Meeting

All members of the Board are encouraged, but not required, to attend the Annual Meeting. All of our directors then in office attended our 2015 Annual Meeting of Stockholders.

Board of Directors Committees

The Board currently has a standing Audit Committee, a standing Compensation Committee, a standing Nominating and Corporate Governance Committee, and a Special Committee. Members serve on these committees until their respective resignations or until otherwise determined by our Board. Our Board may, from time to time, establish other committees. Each standing committee operates under a written charter adopted by the Board. The charters are posted on our website at www.trianglepetroleum.com and are available in print to any stockholder upon request.

Audit Committee

The Audit Committee is currently comprised of three directors, Messrs. Randal Matkaluk, Gus Halas, and James Shein, with Mr. Matkaluk elected and serving as Chairman of the committee since early 2010. Our Board has determined that all members of the Audit Committee are “independent” directors for purposes of Rule 10A-3 under the Exchange Act and the rules of the NYSE MKT. The Board has determined that Mr. Matkaluk, who is a Chartered Accountant having over 30 years of financial experience, qualifies as an “Audit Committee financial expert” as such term is defined by the SEC in Item 407 of Regulation S-K. During fiscal year 2016, the Audit Committee met five times.

The Audit Committee is appointed by our Board to assist the Board in overseeing (1) the quality and integrity of our financial statements; (2) the independent auditor’s qualifications and independence; (3) the performance of our independent auditor; and (4) our compliance with legal and regulatory requirements. The authority and responsibilities of the Audit Committee are set forth in a written Audit Committee charter adopted by the Board. The charter grants to the Audit Committee sole responsibility for the appointment, compensation and evaluation of our independent auditor, and for establishing the terms of such engagements. The Audit Committee has the authority to retain the services of independent legal, accounting or other advisors as the Audit Committee deems necessary, with appropriate funding available from the Company, as determined by the Audit Committee, for such services. The Audit Committee reviews and reassesses the charter annually and recommends any changes to the Board for approval.

The Audit Committee charter prohibits any Audit Committee member from serving on the audit committee of more than two other public companies unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the Audit Committee, and such determination must be disclosed in the Company's annual proxy statement. In addition to serving on the Company’s Audit Committee, Mr. Halas currently serves on the audit committees of Hooper Holmes, Inc., Madalena Energy Inc., and School Specialty, Inc., each of which is a public company.  The Board has made a formal determination that Mr. Halas’ simultaneous service on the audit committees of the aforementioned public companies does not impair his ability to effectively serve on the Company’s Audit Committee.

Compensation Committee

The Compensation Committee is currently comprised of three directors, Messrs. Roy Aneed,  Gus Halas, and Randal Matkaluk, with Mr. Aneed elected and serving as Chairman of the committee since July 2015. Our Board has determined that all of the members of the Compensation Committee are “independent” directors under the rules of the NYSE MKT, are “non-employee” directors as defined in Rule 16b-3(b)(3) under the Exchange Act, and are “outside” directors within the meaning of Section 162(m)(4)(c)(i) of the Internal Revenue Code of 1986, as amended (the “Code”). During fiscal year 2016, the Compensation Committee met seven times.

The Compensation Committee is responsible for assisting the Board in, among other things, evaluating and making recommendations regarding the compensation of our executive officers and directors, assuring that the executive officers are effectively compensated in a manner consistent with our stated compensation strategy and periodically evaluating the terms and administration of our incentive plans and benefit programs.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is currently comprised of three directors, Messrs. Gus Halas,  Roy Aneed, and Randal Matkaluk, with Mr. Halas elected and serving as Chairman of the committee since January 2016. Our Board has determined that all members of the Nominating and Corporate Governance Committee are “independent” directors under the rules of the NYSE MKT. During fiscal year 2016, the Nominating and Corporate Governance Committee met three times.

The Nominating and Corporate Governance Committee is responsible for identifying, screening and recommending to the Board candidates for Board membership; advising the Board with respect to the corporate governance principles applicable to us; and overseeing the evaluation of the Board and management.

Qualifications for consideration as a director nominee may vary according to the particular areas of expertise being sought as a complement to the existing composition of the Board. However, at a minimum, candidates for director must possess:

•high personal and professional ethics and integrity;

•the ability to exercise sound judgment;

•the ability to make independent analytical inquiries;

•a willingness and ability to devote adequate time and resources to diligently perform board and committee duties; and

•the appropriate and relevant business experience and acumen.

In addition to these minimum qualifications, the Nominating and Corporate Governance Committee will also take into account the following factors when considering whether to nominate a potential director candidate:

•whether the person possesses specific industry expertise and familiarity with general issues affecting our business;

•whether the person’s nomination and election would enable the Board to have a member who qualifies as an “Audit Committee financial expert” as such term is defined by the SEC in Item 407 of Regulation S-K;

•whether the person would qualify as an “independent” director under the listing standards of the various stock markets and exchanges;

•the importance of continuity of the existing composition of the Board to provide long-term stability and experienced oversight; and

•the importance of diversified Board membership, in terms of both the individuals involved and their various experiences and areas of expertise.

The Nominating and Corporate Governance Committee will also consider director candidates recommended by stockholders provided such recommendations are submitted in accordance with the procedures set forth below. In order to provide for an orderly and informed review and selection process for director candidates, the Board has determined that stockholders who wish to recommend director candidates for consideration by the Board must comply with the following:

•the recommendation must be made in writing to our Corporate Secretary;

•the recommendation must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between us and the candidate within the last three years and evidence of the recommending person’s ownership of our Common Stock;

•the recommendation shall also contain a statement from the recommending stockholder in support of the candidate; professional references, particularly those relevant to board membership, relating to character, judgment, diversity, age, independence, expertise, corporate experience, length of service, other commitments and similar matters; and

•a statement from the stockholder nominee indicating that such nominee wants to serve on the Board and could be considered “independent” under the listing standards of the various stock markets and exchanges and the SEC as applicable at that time.

All candidates submitted by stockholders will be evaluated by the Board according to the criteria discussed above and in the same manner as all other director candidates.

Special Committee

The Board of Directors has formed a Special Committee and appointed James Shein and Gus Halas as its members. The Special Committee is charged with maximizing value for the Company, its shareholders and other relevant stakeholders (collectively, the “Company Stakeholders”) as the Company continues its ongoing evaluation of strategic alternatives. The Board has delegated significant authority to the Special Committee to deliberate and act on behalf of the Board and the Company in the manner it deems to be in the best interests of the Company Stakeholders, including with respect to the Company's interests in its subsidiaries. The Special Committee has also been authorized to engage advisors in carrying out its duties.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics for Directors, Officers and Employees (the “Code of Ethics”), which is a code of ethics as defined in Item 406(b) of Regulation S-K and is designed to deter wrongdoing and to promote honest and ethical conduct and full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications. The Code of Ethics promotes compliance with applicable governmental laws, rules and regulations. The Code of Ethics contains information regarding whistleblower procedures and is posted on our website in the Corporate Governance section. In the event the Board approves an amendment to or waiver of any provision of our Code of Ethics, we will disclose the required information pertaining to such amendment or waiver on our website at http://www.trianglepetroleum.com.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is or has been in the past an officer or employee of our Company. None of our executive officers serves on the board of directors or compensation committee of a company that has an executive officer that serves on our Board or Compensation Committee. No member of our Board is an executive officer of a company for which one of our executive officers serves as a member of the board of directors or compensation committee.

Director Compensation

The director compensation package consists of annual cash compensation and discretionary awards of Restricted Stock Units (“RSUs”).

Directors received compensation for their services for fiscal year 2016 as set forth below:

	Fees Earned
	or Paid in		Stock	All Other
Name	Cash (a)		Awards (b)	Compensation		Total
Peter Hill	$90,000		$193,050	$88,243	(d)	$371,293
Roy Aneed	$45,000		$128,700	$—		$173,700
Gus Halas	$60,000		$128,700	$—		$188,700
Randal Matkaluk	$60,000		$128,700	$—		$188,700
Brian Minnehan	$52,500	(c)	$—	$—		$52,500
F. Gardner Parker	$27,554		$—	$—		$27,554

(a)

As Chairman of the Board, Dr. Hill received annual cash fees of $90,000 per year. As independent directors, Messrs. Aneed, Halas, Matkaluk and Parker each received annual cash fees of $60,000 per year. Mr. Aneed received a prorated portion of his annual fees for the period of fiscal year 2016 for which he served on the Board without any affiliation to NGP, and Mr. Parker received prorated fees for fiscal year 2016 service through his resignation from the Board in May 2015.

(b)

This column represents the aggregate grant date fair value of RSUs computed in accordance with FASB ASC Topic 718. Each RSU represents a right at its vesting to receive one share of Common Stock. Dr. Hill was granted an award of 45,000 RSUs on July 16, 2015 for his services as Chairman of the Board, which will vest entirely on July 16, 2016 and were valued at the $4.29 per share closing price of our Common Stock on the grant date. On the same date, Messrs. Aneed, Halas, and Matkaluk were each granted 30,000 RSUs, which will also vest entirely on July 16, 2016 and were valued at $4.29 per share. As of January 31, 2016, each of Messrs. Aneed, Halas, and Matkaluk had 30,000 unvested RSUs outstanding, and Dr. Hill had 105,000 unvested RSUs outstanding.

(c)	Fees earned by Mr. Minnehan were paid directly to NGP pursuant to internal NGP rules.
(d)

Dr. Hill relinquished his executive role with the Company in fiscal year 2014, but remained the Chairman of the Board. At the same time, Dr. Hill assumed a non-executive employee position with the Company as a senior advisor. In connection with the transition in Dr. Hill’s employment role, his base salary was reduced to $75,000 per annum. As an employee, Dr. Hill is eligible for all employee benefits offered generally to employees of the Company, but he does not participate in any of our cash or equity plans in regards to his employment-related services. At the end of fiscal year 2016, Dr. Hill became eligible for Medicare health care coverage and agreed to remove himself and his dependents from the Company’s health care plans in return for prepayment of $13,243 in COBRA premiums for comparable coverage for himself and his dependents through fiscal year 2017, which results in net savings to the Company.

Mr. Samuels is not included in the above table because, as an executive officer of the Company, he received no additional compensation for his services as a director. The compensation received by Mr. Samuels as an executive officer is shown in the Summary Compensation Table below.

Mr. Shein is not included in the table above as he joined the Board in June 2016.

Executive Officers

Executive officers are appointed by our Board and serve until their successors are appointed. Biographical resumes of each executive officer are set forth below.

Jonathan Samuels, age 37, was appointed Chief Executive Officer of the Company in April 2012, having served previously as Chief Financial Officer since December 2009, and continues to also serve as President of the Company, a position to which he was appointed in May 2011. Prior to joining us, Mr. Samuels was an investment professional responsible for research and investment sourcing in the energy sector at Palo Alto Investors, a hedge fund founded in 1989. Mr. Samuels worked for five years at California-based Palo Alto Investors. Mr. Samuels received his B.A. from the University of California and his M.B.A. from the Wharton School. He also holds a Chartered Financial Analyst designation.

Dominic Spencer, age 36, was appointed as the Company’s Chief Operating Officer in March 2016, and has served as the President of Triangle USA Petroleum Corporation since February 2015. Mr. Spencer previously served as TUSA’s Executive Vice President of Operations since February 2014, prior to which he served in various drilling and operational roles since joining the Company in July 2011. Mr. Spencer’s efforts and expertise significantly aided the Company’s successful transition from a non-op business model to a full-scale Williston Basin operator. Before joining the Company, he worked for eight years with Bill Barrett Corporation as Operations Manager and in various other roles on numerous assets. Mr. Spencer graduated from Colorado School of Mines in 2003 with a B.S. in petroleum engineering.

Douglas Griggs, age 57, was appointed as the Company’s Chief Accounting Officer in November 2014, and he has served as the Company’s acting principal financial officer since March 2016. Mr. Griggs previously served as the Chief Accounting Officer of Venoco, Inc. from January 2006 through October 2014, prior to which he was an independent consultant in the areas of finance, accounting, project management and Sarbanes-Oxley compliance since January 2003. Mr. Griggs was formerly an Audit Senior Manager with Ernst & Young LLP, and he subsequently held various financial management positions prior to beginning consulting work in 2003. Mr. Griggs has an accounting degree from the University of Northern Iowa and is a certified public accountant.

Ryan McGee, age 36, was appointed as General Counsel of the Company in August 2014, having previously served as Interim General Counsel and Associate Counsel. Mr. McGee has also served as the Company’s Corporate Secretary since December 2014. Prior to joining the Company in August 2012, Mr. McGee worked at the law firm of Davis Graham & Stubbs LLP in Denver, Colorado focusing on SEC compliance matters, securities offerings, mergers and acquisitions, and corporate governance. Mr. McGee received his law degree from the University of Colorado Law School and his Bachelor of Science degree in Business Administration from Washington and Lee University.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information with respect to the beneficial ownership of our Common Stock of: (1) each person or entity known to us who owns of record or beneficially 5% or more of any class of our voting securities; (2) each of our directors and executive officers; and (3) all of our directors and executive officers as a group. The percentage of beneficial ownership of our Common Stock is based upon 76,539,653 shares issued and outstanding on October 21, 2016.

Except as otherwise indicated in the footnotes below, each of the beneficial owners has, to our knowledge, sole voting and investment power with respect to the indicated shares of Common Stock. Unless otherwise noted, the address of each beneficial owner is c/o 1200 17th Street, Suite 2500, Denver, Colorado 80202.

		Amount and
	Title of	Nature of Beneficial		Percent
Name and Address of Owner	Class	Ownership	(a)	of Class
Peter Hill	Common Stock	428,158		*	%
Roy Aneed	Common Stock	30,000		*	%
Gus Halas	Common Stock	200,000		*	%
Randal Matkaluk	Common Stock	333,101		*	%
Jonathan Samuels	Common Stock	4,672,042	(b)	5.79%
James Shein	Common Stock	—		*	%
Dominic Spencer	Common Stock	101,282		*	%
Douglas Griggs	Common Stock	58,615	(c)	*	%
Ryan McGee	Common Stock	65,632		*	%
All Executive Officers and Directors as a Group (9 persons)	Common Stock	5,888,830	(b)(c)	7.29%
Natural Gas Partners (d)	Common Stock	21,950,010	(e)	23.09%
ActOil Bakken, LLC (f)	Common Stock	11,350,000	(g)	14.83%
Schroder Investment Management North America Inc. (h)	Common Stock	5,438,566	(i)	7.11%
Dimensional Fund Advisors (j)	Common Stock	4,115,491	(k)	5.38%

*Less than 1%.

(a)

Security ownership information for beneficial owners is taken from statements filed with the SEC pursuant to Sections 13(d), 13(g) and 16(a) and information made known to the Company. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock (i) issuable upon the vesting of RSUs within 60 days of the date of the table, and (ii) subject to options that are currently exercisable or exercisable within 60 days of the date of the table, are deemed to be outstanding for the purpose of computing the percentage ownership of the person holding those RSUs or options but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(b)

Includes 4,200,000 shares of Common Stock underlying vested options as follows: 525,000 options with an exercise price of $7.50 per share, 525,000 options with an exercise price of $8.50 per share, 1,050,000 options with an exercise price of $10.00 per share, 1,050,000 options with an exercise price of $12.00 per share, and 1,050,000 options with an exercise price of $15.00 per share. The closing price of the Common Stock on the NYSE MKT on October 21, 2016 was $0.27 per share.

(c)	Includes 15,000 RSUs that vest on November 5, 2016.
(d)	Natural Gas Partners’ address is 5221 N. O’Connor Blvd., Suite 1100, Irving, TX 75039.
(e)

Includes (i) 18,504,645 shares of Common Stock issuable upon conversion of the NGP Note held by the NGP Noteholder with an outstanding principal balance of $148,037,155 assuming full conversion of the NGP Note on October 21, 2016 at a conversion price of $8.00 per share, and (ii) an aggregate of 3,445,365 shares of Common Stock (as reported in a Form 4 filed with the SEC on July 19, 2016) issued to NGP Natural Resources X, L.P. (“NGP X”) and Natural Resources X Parallel Fund, L.P. (“NGP Parallel”) on March 8, 2013, pursuant to the Stock Purchase Agreement, dated March 2, 2013 (the “NGP Stock Purchase Agreement”), between NGP Triangle and the Company, which was assigned to NGP X and NGP Parallel on March 7, 2013. NGP X owns a controlling interest in NGP Triangle and, therefore, may be deemed to share voting and dispositive power securities held by NGP Triangle and to be the beneficial owner of such securities. GFW X, L.L.C. (“GFW X”) and G.F.W. Energy X, L.P. (“G.F.W. Energy”) may be deemed to share voting and dispositive power over securities held by NGP Triangle and therefore may also be deemed to be the beneficial owner of such securities by virtue of GFW X being the sole general partner of G.F.W. Energy, which is the sole general partner of NGP X. GFW X and G.F.W. Energy may be deemed to share voting and dispositive power over securities held by NGP Parallel and therefore may also be deemed to be the beneficial owner of such securities by virtue of GFW X being the sole general partner of G.F.W. Energy, which is the sole general partner of NGP Parallel. Kenneth A. Hersh, an Authorized Member of GFW X, may also be deemed to share the power to vote, or to direct the vote, and to dispose, or to direct the disposition, of such securities. Mr. Hersh does not directly own any reported securities. GFW X has delegated full power and authority to manage NGP X to NGP Energy Capital Management, L.L.C. (“NGP Management”) and accordingly, NGP Management may be deemed to share voting and dispositive power over securities held by NGP Triangle and therefore may also be deemed to be the beneficial owner of such securities. Each of NGP Triangle, NGP Parallel, NGP X, G.F.W. Energy, GFW X, Mr. Hersh and NGP Management disclaims beneficial ownership of such securities except to the extent of its pecuniary interest therein.

(f)	ActOil Bakken, LLC’s address is c/o Teachers Insurance and Annuity Association of America (“TIAA”), 730 Third Avenue, 4th Floor, New York, NY 10017.
(g)

Includes 11,350,000 shares of our Common Stock issued to ActOil Bakken, LLC on August 28, 2013 pursuant to the Stock Purchase Agreement, dated August 6, 2013 (the “TIAA Stock Purchase Agreement”), between TIAA and the Company. Pursuant to an Assignment Agreement, dated as of August 28, 2013, TIAA assigned the right to purchase, pursuant to the TIAA Stock Purchase Agreement, 11,350,000 shares of our Common Stock to ActOil Bakken, LLC. ActOil Bakken, LLC is a wholly-owned subsidiary of TIAA Oil and Gas Investments, LLC (“TOGI”), its sole member. TOGI is a wholly owned subsidiary of Teachers Insurance and Annuity Association of America (“TIAA”), its sole member. Because of the foregoing relationships, each of ActOil Bakken, LLC, TOGI and TIAA may be deemed to beneficially own all of the shares of our Common Stock held by ActOil Bakken, LLC. TOGI has a Board of Managers composed of Lisa Ferraro, Marietta Moshiashvili and Andrew Leicester, each of whom is an employee of TIAA. Ultimately, the voting and dispositive control that TIAA may effect on ActOil Bakken, LLC’s investment through TOGI will be subject to internal controls, authorizations, and governance structures that are not dependent on specific personnel. Each of ActOil Bakken, LLC, TOGI, TIAA, Lisa Ferraro, Marietta Moshiashvili and Andrew Leicester disclaims beneficial ownership of such securities except to the extent of their pecuniary interest therein.

(h)	Schroder Investment Management North America Inc.’s address is 875 Third Ave, 22nd Floor, New York, NY 10022.
(i)

As reported on a Schedule 13G filed with the SEC on February 10, 2016, Schroder Investment Management North America Inc. is an Investment Adviser reporting beneficial ownership of 5,438,566 shares of Common Stock, which includes sole dispositive and voting power over the 5,438,566 shares of Common Stock. Schroder Investment Management Ltd. is a registered investment adviser with its respective home country regulator and under common control with the adviser. Schroder Investment Management Ltd. is located in the United Kingdom at 31 Gresham Street, London EC2V 7QA. Schroder Investment Management North America Inc. disclaims the existence of a group.

(j)	Dimensional Fund Advisors LP’s address is Building One, 6300 Bee Cave Road, Austin, TX 78746.
(k)

As reported on a Schedule 13G filed with the SEC on February 9, 2016, Dimensional Fund Advisors LP is an Investment Adviser reporting beneficial ownership of 4,115,491 shares of Common Stock, which includes sole dispositive power over 4,115,491 shares of Common Stock and sole voting power over 3,920,450 shares of Common Stock. Dimensional Fund Advisors LP furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) may possess voting and/or investment power over the securities of the Company that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Issuer held by the Funds. However, all securities reported in Schedule 13G are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.

Justin Bliffen and R. Curt Dacar, each a named executive officer of the Company for fiscal year 2016, are not included in the table above as they were no longer employed with the Company or its subsidiaries on October 21, 2016. Mr. Bliffen resigned from the Company effective March 21, 2016. According to his final Form 4 filed with the SEC on March 18, 2016, Mr. Bliffen held 220,908 shares of Common Stock.  He also held options to purchase 233,334 shares of Common Stock (77,778 vested options with an exercise price of $12.00 per share, 77,778 vested options with an exercise price of $14.00 per share, and 77,778 vested options with an exercise price of $16.00 per share) as of October 21, 2016. As previously reported on a Current Report on Form 8-K filed with the SEC on September 12, 2016, RockPile Energy Services, LLC, a wholly-owned subsidiary of the Company, sold substantially all of its assets to a third-party buyer on September 8, 2016.  In connection with the sale, Mr. Dacar’s employment was transferred to the buyer. According to his final Form 4 filed with the SEC on April 28, 2016, Mr. Dacar held 44,939 shares of Common Stock.

COMPENSATION DISCUSSION AND ANALYSIS

This compensation discussion and analysis (“CD&A”) provides a general description of the compensation programs we maintained for the following individuals in fiscal year 2016 (our “named executive officers”):

•Jonathan Samuels, President and Chief Executive Officer;

•Dominic Spencer, Chief Operating Officer, President of Triangle USA Petroleum Corporation;

•Douglas Griggs, Chief Accounting Officer;

•Ryan McGee, General Counsel and Corporate Secretary;

•R. Curt Dacar, Chief Executive Officer of RockPile Energy Services, LLC; and

•Justin Bliffen, former Chief Financial Officer (resigned effective March 21, 2016).

This CD&A is intended to place in perspective the information contained in the executive compensation tables that follow this discussion. Although the information presented in this CD&A focuses on our fiscal year 2016, we also describe compensation actions taken before and after fiscal year 2016 to the extent such discussion enhances the understanding of our executive compensation disclosure.

General Background

In fiscal year 2016 we built upon the positive momentum that we created in recent years despite the significant and continuing degradation of oil and natural gas prices. Under the leadership of Mr. Samuels, we continued our focus at our wholly-owned subsidiary Triangle USA Petroleum Corporation (“TUSA”) on growing our production volumes through the efficient development of our operated Bakken Shale and Three Forks drilling inventory in the Williston Basin of North Dakota and Montana. We also continued to implement our vertical integration strategy by expanding the Company’s presence in the pressure pumping and oilfield services market through our wholly-owned subsidiary RockPile Energy Services, LLC (“RockPile”), and in the midstream gathering, transportation, processing, and disposal market through our Caliber Midstream Partners, LP (“Caliber”) joint venture. Despite the significant decline in commodity prices in fiscal year 2016, we achieved the fiscal year 2016 operating results highlighted below.

Fiscal Year 2016 Operating Results

In fiscal year 2016, we delivered the following operating results:

•Average daily production volumes were 13,416 Boe/day for the year ended January 31, 2016, compared to 11,441 Boe/day for the year ended January 31, 2015, an increase of 17%.

•TUSA spud 16 gross (12.9 net) operated wells and completed 20 gross (14.3 net) operated wells during the year ended January 31, 2016.

•RockPile completed 20 TUSA operated wells and 155 third-party wells in the year ended January 31, 2016, as compared to 49 TUSA operated wells and 99 third-party wells in the year ended January 31, 2015.

Compensation Objectives

The objectives of our compensation programs are to (i) attract, motivate and retain highly-talented executives who can generate shareholder value by developing, implementing, and efficiently running oil and natural gas related businesses, (ii) align the interests of our executives with those of our stockholders, and (iii) reward our executives based on performance. We have traditionally sought to position base salary at the median of our peers with the potential to award to the 75th percentile of peers for outstanding performance measured on a number of criteria, including, but not limited to, growth in share price, asset value, reserves, acres, revenue, production and others, as determined by the Compensation Committee (the “Committee”).

General Compensation Philosophy

Compensation Should Relate to Performance

Based on this philosophy, a significant portion of our named executive officers’ compensation is in the form of cash bonuses and long-term equity-based incentives. Each of these incentives plays a role in aligning pay with the Company’s performance and in aligning the long-term financial interests of our named executive officers with those of our stockholders.

Compensation Should Be Market Competitive

We are in an intensely competitive market for top level executive talent. Accordingly, it is vital for us to provide compensation opportunities that are competitive with, or that exceed, the market we compete in for executive talent. In order to gauge the effectiveness of our compensation programs in this regard, we periodically engage compensation consulting firms to perform peer compensation analysis for us.

In fiscal year 2015, the Committee engaged Longnecker & Associates (“L&A”) to review our executives’ base salaries and our proposed cash bonuses and long-term equity incentive grants for fiscal year 2015 service. L&A reported back to the Committee with an assessment of current energy industry compensation trends for base salaries, discretionary and formulaic bonuses, and long-term incentive awards, as well as considerations for the depressed commodity pricing market. Ultimately, L&A concluded that the Committee’s proposed compensation of the Company’s executives was within the range of reasonableness for similarly sized E&P companies, following which the Committee proceeded with its proposed cash bonus and equity grants. The decision to engage L&A for the fiscal year 2015 executive officer compensation assessment was neither made nor suggested by the Company’s executive officers. For fiscal year 2016, the Committee relied heavily on its fiscal year 2015 work with L&A in making compensation decisions for fiscal year 2016 service.

As described below under “Events Occurring After Fiscal Year End,” on March 28, 2016, the Committee engaged Mercer (US) Inc. to provide compensation consulting services for fiscal year 2017.

The Company Should Aggressively Retain High Performing Executives

We believe strongly in locking up the services of our high performing executives for the long term. Specifically, we believe that Mr. Samuels is a principal driver of the Company’s achievements over the past several years and that, if presented with the opportunity to do so, the Company should move aggressively to secure his services for the long-term. Thus, we entered into an amended employment agreement with Mr. Samuels on July 4, 2013, granted to Mr. Samuels time based “out-of-the-money” stock options to purchase up to 6,000,000 shares of our Common Stock with exercise prices ranging from $7.50 per share up to $15.00 per share (the “CEO Options”), and granted to Mr. Samuels certain RockPile and Caliber transaction incentives. The CEO Options and the RockPile and Caliber transaction incentives were intended to provide, on a one-time basis, substantially all of Mr. Samuels’ future equity upside in the Company and in RockPile and Caliber. Mr. Samuels has not received any additional equity grants since he received the CEO Options.

On September 9, 2014, we entered into an amended and restated employment agreement with Mr. Bliffen pursuant to which he received 300,000 RSUs and a stock option for 700,000 shares of our Common Stock (the “CFO Options”). The closing price of the Common Stock on the NYSE MKT on September 9, 2014, the grant date of the CFO Options, was $10.87 per share. The CFO Options were divided into three equal tranches with exercise prices equal to $12.00 per share, $14.00 per share and $16.00 per share, respectively, with one-third of each tranche becoming vested and exercisable on each of the first three anniversaries of the grant date. Mr. Bliffen’s amended employment agreement stated that he would not be eligible for an annual long-term incentive award during the initial three-year term thereof.

On his separation date, Mr. Bliffen forfeited 466,666 unvested CFO Options and retained his vested CFO Options (77,778 options with an exercise price of $12.00 per share, 77,778 options with an exercise price of $14.00 per share, and 77,778 vested options with an exercise price of $16.00 per share). Mr. Bliffen also forfeited 442,654 unvested RSUs on his separation date.

Executives Should Have Significant Equity or Equity Incentives

We believe strongly that our named executive officers should have meaningful equity or equity incentive awards in the Company. Our philosophy is that such holdings create the desired incentives and retention features that are integral to aligning the interests of our executive team with those of our stockholders. In particular, meaningful equity or equity incentive holdings (i) provide increased remuneration to the holder with an increase in our stock price, thereby aligning the interests of our executive team with those of our stockholders, (ii) discourage undue risk-taking, as a significant portion of our equity awards remain unvested and therefore must be held by the executive for a considerable period of time, (iii) encourage retention, based on the vesting schedule associated with equity incentive awards, and (iv) encourage investment and facilitate capital raising activities by the Company, as investors understand and appreciate that our executives have ample “skin-in-the-game.” In fiscal year 2016, we awarded RSUs with time-based vesting to Messrs. Spencer, Griggs, McGee, and Dacar, as further discussed in “Long-Term Equity Incentives—Restricted Stock Units” below. Although we do not currently have stock ownership guidelines for our executives or directors, we may institute stock ownership guidelines in the future.

Compensation for Certain Executives Should Incentivize Performance in Each of Our Business Lines and for the Company as a Whole

Given our vertical integration strategy, we believe it is important that we incentivize certain of our executives with respect to both Company-wide performance and the performance of TUSA, RockPile and Caliber individually. Providing specific incentives to our corporate executives who may affect the results of our business lines, such as our CEO, aligns their compensation with the results of each of those business lines. Accordingly, our CEO Key performance indicators (“KPIs”) place substantial weighting on the growth and development of TUSA, RockPile, and Caliber. Our CEO transaction bonus program also places great emphasis on the growth and development of both RockPile and Caliber, and rewards our CEO for maximizing the return on our investment in each business line. Similarly, we granted RSUs to Mr. Dacar (the CEO of RockPile) in fiscal years 2015 and 2016. We believe that including Company equity incentives in Mr. Dacar’s compensation will focus Mr. Dacar on the growth and success of the Company as a whole and not just on the RockPile segment of our business.

Compensation Process — Making Executive Compensation Decisions

Role of Our Compensation Committee

The Committee (i) reviews the goals and objectives of our executive compensation plans and adopts, or recommends to the Board for adoption, such plans and changes to such plans, (ii) evaluates the performance of our CEO and our other executive officers and determines and approves the compensation level of the CEO and our other executive officers based on such performance evaluation, (iii) reviews and approves any employment, severance or termination arrangements with our executive officers, (iv) reviews and approves any perquisites or other personal benefits to our executive officers, and (v) performs such other duties as are assigned to it by the Committee charter and our organizational documents. The Committee has the sole authority to retain, amend the engagement with, and terminate any compensation consultant or other advisor to be used to assist in the evaluation of director or executive officer compensation or to otherwise assist the Committee in carrying out any of its responsibilities. The Committee has sole authority to approve any such consultant’s or advisor’s fees and other retention terms and has authority to cause the Company to pay the fees and expenses of any such consultant or advisor.

Compensation Committee Membership Changes

In February 2015, Roy Aneed, NGP’s initial director designee appointed to the Board in July 2012, resigned from NGP. In April 2015, NGP exercised its contractual right to designate a replacement director. Mr. Aneed remained a member of our Board, which was increased from six to seven directors. Brian Minnehan, a Managing Director of NGP, was then appointed to fill the newly created vacancy. Prior to his appointment, the Board determined that Mr. Minnehan met the independence requirements under the NYSE MKT rules. Effective April 27, 2015, the Board appointed Mr. Minnehan to the Compensation Committee and the Nominating and Corporate Governance Committee of the Board.

On July 16, 2015, F. Gardner Parker’s term on the Board expired following our 2015 Annual Meeting of Stockholders, in which he did not stand for re-election, following which the number of seats on our Board was reduced from seven to six.

On December 16, 2015, Mr. Minnehan resigned from the Board. NGP has not submitted a replacement designee for the Board’s consideration.

Role of the Compensation Consultants

The Committee engaged L&A in connection with determining fiscal year 2015 cash bonus and long-term compensation. In making fiscal year 2016 compensation decisions, the Committee relied considerably on its consultation with L&A in fiscal year 2015. The Committee reviews the engagement of any independent compensation consultants and as a part of that process reviews a summary of all services provided by the consultants and related costs. Prior to engaging any compensation consultant, the Committee considers whether the consultant has any business or personal relationships with the Committee members or executive officers of the Company, owns any stock of the Company, and maintains policies and procedures designed to avoid conflicts of interest.

Role of Management in Determining Executive Compensation

Mr. Samuels played a significant role in the Committee’s establishment of our fiscal year 2016 executive compensation. Significant aspects of his role in the process included:

•assessing his own performance and evaluating the performance of our other named executive officers;

•providing feedback on industry compensation levels;

•proposing base salary levels, bonus amounts, and long-term incentive awards for our named executive officers; and

•attending meetings of the Committee when requested.

Although Mr. Samuels is involved in the compensation process, the Committee is solely responsible for all executive compensation decisions and in all events acts independently of management. Mr. Samuels is not present during voting or deliberations concerning our executive compensation programs.

Annual Compensation Review

The Committee typically conducts an annual review of Company and individual performance in the first quarter of each fiscal year. Based on that review, the Committee determines cash bonus amounts for the prior fiscal year and long-term equity incentive awards for the current fiscal year (based on performance in the prior fiscal year), if any, for our named executive officers. We may, at such time, also determine to adjust the base salaries of our named executive officers. When determining annual bonus amounts, long-term equity compensation awards, and base salary adjustments, the Committee considers the following:

•market data;

•individual and Company performance and areas of individual responsibility relative to the market data;

•compensation of other executive officers in the Company;

•retention incentives; and

•the recommendations of Mr. Samuels with respect to the compensation of the executives.

Interim Reviews

In addition to the annual performance review process, the Committee will from time to time conduct an interim review of compensation based on the hiring of new employees, the promotion of existing employees, or as otherwise appropriate or necessary. In general, the Committee will consider the same factors in setting or making interim compensation decisions as it does when conducting annual performance reviews. For new hires, the Committee will also review the incoming executive’s compensation at his or her previous employment, along with other factors that may be relevant (such as the difficulty in recruiting the executive). However, the Board does not generally confer executive officer status on a new employee until he or she has worked at the Company for a sufficient period of time, during which the employee reports to, and has his or her responsibilities overseen by, an executive officer.

Consideration of Say-on-Pay Vote

The Committee considers the result of the non-binding “say-on-pay” vote of our stockholders concerning the compensation of our named executive officers. At our 2013 Annual Meeting of Stockholders, the last annual meeting in which our stockholders voted concerning the compensation of our named executive officers, a strong majority (67%) of the votes cast approved the compensation of our named executive officers. Accordingly, the Committee concluded that our executive compensation programs generally meet the expectations of our stockholders, and we did not significantly modify our executive compensation approach in fiscal years 2014, 2015 or 2016 in response to such results. As approved at our 2013 Annual Meeting of Stockholders, we did not hold an advisory “say-on-pay” vote during either our 2014 or 2015 Annual Meeting of Stockholders.  Our next “say-on-pay” vote will be held in connection with our forthcoming 2016 Annual Meeting of Stockholders.

Compensation Risk Assessment

We regularly evaluate the major risks to our business, including how risks taken by management could impact the value of executive compensation. The Committee believes that while there are certain risks inherent in the nature of the Company’s business, the Company’s compensation program does not encourage our executives or our non-executive employees to take inappropriate or excessive risks. The risk-mitigating factors of our compensation program include the following:

•an appropriate balance of quantitative and qualitative KPIs for Mr. Samuels’ fiscal year 2016 annual bonus;

•an appropriate balance of fixed and at-risk compensation components;

•an appropriate mix of cash and equity, with significant weighting on long-term incentive awards;

•extended vesting schedules on equity grants;

•caps on payout of incentive awards; and

•committee authority over plan design and final determination of actual compensation awards.

The Committee believes that these factors encourage all of our executives to focus on the Company’s sustained long-term performance.

Elements of Our Compensation and Why We Pay Each Element

Our named executive officers’ fiscal year 2016 compensation consisted principally of the following components:

Component	What it is	Why we pay or provide it
BASE COMPENSATION
Base Salary

●Fixed annual compensation we pay to each of our named executive officers based on market data and their specific job responsibilities, experience, unique value, and demonstrated and anticipated individual contributions

●Attract and retain executive talent ●Provides sufficient, regularly-paid income on which employees can rely
INCENTIVE COMPENSATION
Cash Bonus	●Discretionary annual bonuses based on individual and corporate performance ●CEO annual bonus based on achievement of KPIs ●Employee retention bonus	●Attract and retain executive talent ●Reward executives for performance during the fiscal year ●Provide specific retention incentive for special circumstances

Long-Term Equity Incentives	●RSUs ●CEO and CFO Options ●CEO RockPile and Caliber transaction incentives ●RockPile Series B Units	●Attract, retain and reward our named executive officers ●Align executive interests with those of our stockholders ●Reward performance ●Positively affect risk management
OTHER COMPENSATION
Severance and Change of Control Benefits

●Cash severance payable upon certain involuntary terminations of employment, along with continued provision of certain employee benefits

●Enhanced severance benefits upon termination following a change of control

●Attract, motivate and retain our executive officers

●Provides the Company the flexibility to make decisions regarding organizational issues with agreed-upon severance terms

●Encourage executive officers to remain with the Company and focus on their responsibilities to the Company during an actual or threatened change in control, when prospects for continued employment are often uncertain

Benefits and Perquisites	●Broad-based 401(k) plan ●Health and welfare benefits provided to all employees, plus additional insurance for executives ●Limited perquisites, such as car allowances	●Attract and retain employees ●Allow employees to save for retirement on a tax-advantaged basis ●Provide important insurance coverage to executives in the case of sickness, injury, or death

Fiscal Year 2015 Compensation Actions

Base Salary. For fiscal year 2016, the Committee took the following actions with respect to the base salaries of our named executive officers:

	Base Salary		Base Salary
	Beginning of		End of	Percent
Executive	FY2016		FY2016	Change	Specific Reason(s) for Action or Inaction
Jonathan Samuels	$500,000	(a)	$500,000	N/A
Dominic Spencer	$300,000		$300,000	N/A
Douglas Griggs	$285,000		$300,000	5%	●	Salary increased effective April 13, 2015, following the timely filing of the Company’s Form 10-K for fiscal year 2015.
Ryan McGee	$205,000		$250,000	18%	●	Salary increased effective July 1, 2015, acknowledging the growing importance of Mr. McGee’s roles and responsibilities with the Company.
R. Curt Dacar	$400,000		$400,000	N/A
Justin Bliffen	$350,000	(a)	$350,000	N/A

(a)	Effective August 1, 2015, Messrs. Samuels and Bliffen volunteered to take temporary pay cuts of 50% and 20%, respectively, through January 31, 2016.

Cash Bonuses. For fiscal year 2016, the Company paid cash bonuses to its named executive officers as follows:

Annual Performance Bonuses. For fiscal year 2016, we paid the following annual cash performance bonuses to our named executive officers:

	Payment		Payment as a
Executive	Amount		% of Salary	Specific Reason(s) for Payment Decision
Jonathan Samuels	$800,000	(a)	160%	●

Upon completion of fiscal year 2016, the Committee reviewed Mr. Samuels’ performance relative to the quantitative and qualitative KPIs described below and determined that he was eligible to receive the maximum cash bonus specified in his employment agreement (200% of base salary). However, the Committee ultimately approved Mr. Samuels’s recommendation that his eligible cash bonus be reduced by 20% in light of the current commodity pricing environment.

Dominic Spencer	$—		N/A
Douglas Griggs	$—		N/A
Ryan McGee	$—		N/A
R. Curt Dacar	$400,000		100%	●

Bonus was recommended by Mr. Samuels after evaluation of Mr. Dacar’s performance in fiscal year 2016, and after taking into account Mr. Dacar’s central role in RockPile’s significant operational growth in fiscal year 2016 despite an extremely challenging oilfield services market.

Justin Bliffen	$—		N/A

(a)	Annual Performance Bonus. Mr. Samuels’ fiscal year 2016 cash performance bonus was based on his achievement of the following quantitative and qualitative KPIs:

KPI	Description	Why we use this KPI
Quantitative KPIs
Production Growth	Actual oil and gas production volume for the year (Exit Rate)	Growth in oil and gas production correlates to increased revenue and cash flow
Reserve Growth	Incremental growth in oil and gas reserve growth (measured by reference to total proved reserves as of the end of the fiscal year)	Increased oil and gas reserves correlate to a stronger business both now and in the future
Finding and Development Costs/BOE	Finding and development costs per Boe	Our efficiency in finding and developing oil and natural gas assets is strongly correlated with our earnings and cash flow
Lease Operating Expense	Lease operating expense per Boe	Our ability to operate our oil and natural gas leases efficiently strongly correlates with our earnings and cash flow
Qualitative KPIs
Balance Sheet Management	Exit leverage, liquidity, compliance with financial covenants, along with a subjective component	Maintaining a strong balance sheet is essential to our ability to grow our business and deliver stockholder value
Strategic Items	Operated inventory, scale of operations, analyst research coverage, volume/liquidity, acceptance of vertical integration strategy	Our continued success is dependent on Mr. Samuels’ ability to deliver on strategic items
Quality, Health, Safety and Environment	Subjective measure of health and safety operations and respect to environment	Health and safety are a top priority for us as a Company
Caliber Growth/Management	Subjective measure of Caliber’s growth and management	Caliber is a growing and important segment of our business
RockPile Growth/Leadership	Subjective measure of RockPile’s growth and leadership	RockPile is a growing and important segment of our business
Discretionary	Subject measure of overall Company performance

We believe it is critical to allow the Committee discretion to evaluate the overall performance of both the Company and Mr. Samuels, and to allow the Committee flexibility to account for events or situations that are unforeseen at the time of adoption of the KPIs

Employee Retention Bonus. In fiscal year 2015, we initiated an employee retention bonus program pursuant to which employees were awarded a cash bonus payable in quarterly installments in May 2014, August 2014, November 2014, and March 2015 assuming the employee remained employed by the Company through the relevant vesting date. Mr. Spencer received a retention bonus of $150,000, $37,500 of which was paid in fiscal year 2016. Mr. McGee received a retention bonus of $50,000, $12,500 of which was paid in fiscal year 2016. Mr. Bliffen received a retention bonus of $100,000, $25,000 of which was paid in fiscal year 2016. Messrs. Samuels, Griggs, and Dacar did not participate in the employee retention bonus program.

Long-Term Equity Incentives

For fiscal year 2016, we awarded certain long-term equity based incentives, each as described below.

Restricted Stock Units. We use RSUs as a significant long-term equity-based incentive for our executives and employees. Each RSU entitles the holder thereof to receive one share of our Common Stock for each RSU that vests. The Committee, based on its experience and after consultation with its compensation consultants, believes RSUs are an appropriate form of equity incentive for our named executive officers as they (i) typically result in less dilution than stock options, (ii) have the same financial accounting consequences as other stock-based compensation awards,

(iii) provide the same economics and are generally equivalent to equity ownership, and (iv) tend to positively affect risk management. In fiscal year 2016, we made the following RSU grants to our named executive officers:

Executive	RSUs	Grant Date	Specific Reason(s) for Action
Dominic Spencer	300,000	March 6, 2015	●

Annual grant made in respect of fiscal year 2015 performance. The grant vests fractionally over three years (1/3, 1/3, 1/3 on March 6 of 2016, 2017, and 2018, respectively). The grant size reflects Mr. Spencer’s significant responsibilities and leadership growth at TUSA during fiscal year 2015.

Douglas Griggs	25,000	May 29, 2015	●	Grant made as a spot bonus following the timely filing of the Company’s fiscal year 2015 Form 10-K (1/2, 1/2 on April 13 of 2016 and 2017 respectively).
Ryan McGee	100,000	March 6, 2015	●	Annual grant made in respect of fiscal 2015 performance. The grant vests fractionally over three years (1/3, 1/3, 1/3 on March 6 of 2016, 2017, and 2018, respectively).
	160,000	August 5, 2015	●

The amount of the grant was determined upon recommendation of Mr. Samuels and was approved by the Committee after considering Mr. McGee’s performance, market competitive compensation, and internal pay equity. The grant vests over four years (20%, 20%, 20%, and 40% on July 1 of 2016, 2017, 2018, and 2019, respectively).

R. Curt Dacar	163,934	March 10, 2015	●

Annual grant made in respect of fiscal year 2015 performance, equivalent to 200% of base salary, in lieu of any RockPile Series B Unit grant. The grant vests fractionally over three years (1/3, 1/3, 1/3 on March 10 of 2016, 2017, and 2018, respectively).

RockPile Series B Units

RockPile’s Series B Units are profits interests in RockPile. Each Series B Unit generally entitles the holder thereof to the increase in value above the dollar amount per unit that would, in the reasonable determination of RockPile's Board of Managers, be distributed with respect to the existing Series B Units if the assets of RockPile were sold for their fair market value and the proceeds (net of any liabilities of RockPile) were distributed on the grant date for the new Series B Units.

We believe that Series B Units are an effective means of aligning the interests of our RockPile executives (such as Mr. Dacar) with the interests of RockPile and Triangle (as RockPile’s sole stockholder). We have not, and do not plan to, grant Series B Units to our named executive officers that are not RockPile executives. We did not grant any Series B Units to Mr. Dacar in fiscal year 2016. As discussed further in the Summary Compensation Table below, on September 16, 2015, Mr. Dacar received a distribution on his Series B units in the amount of $2,232,000. Of that amount, $1,032,000 was distributed to cover taxes on allocated income, and the balance was an early distribution on his outstanding Series B-1 Units that would offset any future amounts owed to him thereunder.

CEO Transaction Bonus Program

The CEO transaction bonus program, established in July 2013 in connection with an amendment to Mr. Samuels’ employment agreement, is a cash bonus payable upon a liquidity event involving RockPile or Caliber based on the gain realized by the Company relative to its investment in the relevant entity. The amount of this bonus would be equivalent to 3.5% of that gain in RockPile for a RockPile liquidity event and 5% of that gain in Caliber for a Caliber liquidity event. The right to the bonus vests in thirds on July 4, 2014, 2015, and 2016, with acceleration or forfeiture of the unvested portions of such right upon the occurrence of certain events. We believe the CEO transaction bonus program appropriately incentivizes Mr. Samuels with respect to the specific growth of both RockPile and Caliber, which are both important to our vertical integration strategy. We believe that providing an incentive with respect to RockPile and Caliber will motivate Mr. Samuels to focus on the individual needs of each of those business units.

On January 31, 2015, we amended Mr. Samuels’ employment agreement to permit the Board (through the Committee) to authorize distributions under the CEO transaction bonus program in advance of RockPile and Caliber liquidity events. Any Board authorized distribution to Mr. Samuels in respect of an incentive award set forth in the CEO transaction bonus program would reduce any future award payable to Mr. Samuels following an exit event for the corresponding subsidiary by an amount equal to any such distribution. In approving the amendment, the Committee determined that there may be instances where the Company’s return on invested capital in RockPile or Caliber merits a partial early distribution. In particular, RockPile has paid dividends to the Company that exceed the Company’s invested capital by nearly two and a half times. In light of the Company’s significant return on invested capital in advance of a RockPile liquidity event, in April 2015 the Committee authorized a distribution of approximately $1.87 million to Mr. Samuels as a pre-payment against future amounts payable to him under the CEO transaction bonus program. The distribution was not related to Mr. Samuels’ fiscal year 2015 performance and is included in his fiscal year 2016 summary compensation disclosure. Additional information related to the CEO transaction bonus program may be found in the Summary Compensation Table below and in Note 15, “Commitments and Contingencies,” of the Notes to Consolidated Financial Statements included in the Company’s Fiscal 2016 Form 10-K.

Employment Agreements in Effect during Fiscal Year 2016

Jonathan Samuels. Effective July 4, 2013, we entered into a third amended and restated employment agreement with Mr. Samuels, with a term of two years and automatic one year renewals thereafter absent a non-extension notice from Mr. Samuels or the Company. Pursuant to the terms of his employment agreement, Mr. Samuels would receive an annual base salary of $500,000, an inducement bonus of $1,250,000 (subject to vesting), a stock option grant, short-term incentive award eligibility (up to 200% of base salary), long-term incentive award eligibility (up to 300% of base salary), an automobile allowance, participation in the CEO transaction bonus program (as described under “CEO Transaction Bonus Program” above), employer-paid life insurance, supplemental medical insurance and long-term disability coverage, and potential severance and/or change in control benefits (as described under “Potential Payments Upon Termination or Change in Control” below). Effective January 1, 2015, we entered into an amendment to Mr. Samuels’ employment agreement to permit the Board (through the Committee) to authorize advance distributions under the CEO transaction bonus as described above in “CEO Transaction Bonus Program”.

R. Curt Dacar. Effective December 14, 2012, we entered into an employment agreement with Mr. Dacar, with a term of four years and automatic one year renewals thereafter absent a non-extension notice from Mr. Dacar or RockPile. Pursuant to the terms of his employment agreement, Mr. Dacar would receive an annual base salary of $400,000, an inducement bonus of $900,000 paid at signing, short-term incentive award eligibility (up to 100% of base salary), long-term incentive award eligibility (up to 200% of base salary), an automobile allowance, standard employee benefits, and potential severance and/or change in control benefits (as described under “Potential Payments Upon Termination or Change in Control” below).

Justin Bliffen. Effective September 9, 2014, we entered into an amended and restated employment agreement with Mr. Bliffen, with a term of three years. Pursuant to the terms of his amended and restated employment agreement, Mr. Bliffen would receive an annual base salary of $350,000, an inducement bonus of $400,000 (subject to vesting), short-term incentive award eligibility (up to 100% of base salary), an RSU grant, a stock option grant, long-term incentive award eligibility, an automobile allowance, standard employee benefits, and potential severance and/or change in control benefits (as described under “Potential Payments Upon Termination or Change in Control” below). As described under “Events Occurring After Fiscal Year End” below, Mr. Bliffen resigned effective March 21, 2016.

Severance and Change-in-Control Benefits

In fiscal year 2014, we entered into an amended employment agreement with Mr. Samuels and a new employment agreement with Mr. Bliffen, each of which provide severance and change-in-control protections to such individuals. Mr. Bliffen’s employment agreement was amended and restated in fiscal year 2015, which modified certain of those protections. Mr. Dacar entered into an employment agreement with RockPile in December 2012, which also includes severance and change-in-control protections. Please see “Potential Payments upon Termination or Change of Control” below for a description of the employment agreements in effect as of the last day of fiscal year 2016, along with detailed information concerning the termination benefits provided to our named executives. The Committee believes that the severance amounts that may be paid upon termination of employment (whether before or after a change in control of the Company) ensure that the interests of the executive officers will be materially consistent with the interests of the Company’s stockholders and strike a proper balance between the hiring, motivating and retention effects described above, without providing excessive benefits to executives.

Benefits and Perquisites

Pursuant to the terms of Mr. Samuels’ employment agreement, in fiscal year 2016 the Company renewed a life insurance policy on behalf of Mr. Samuels with an annual premium payment of $78,706. All of our named executive officers participate in the broad-based employee benefit programs offered generally to our employees. As described in the Summary Compensation Table below, we also provide certain perquisites to one or more of our named executive officers, including a monthly car allowance and supplemental long-term disability insurance.

Events Occurring After Fiscal Year End

On February 29, 2016, the Company and TUSA presented all of their Denver-based employees with an incentive compensation agreement as an incentive to remain employed with the Company and its subsidiaries through a specified date. Following execution of the Incentive Compensation Agreement, the employee would receive a one-time cash payment that must be repaid if the employee terminates their employment or is terminated by the Company for “cause”, in either case, before the vesting date. If the employee’s employment is terminated before the vesting date by the Company without cause, by reason of death or permanent disability, or by the employee following a reduction in base salary, the employee will not be required to repay the amount received, subject to execution of a release of claims if terminated without cause. On March 1, 2016, Messrs. Spencer, Griggs, McGee, and Bliffen each signed their incentive compensation agreement and received payments of $300,000, $87,500, $87,500, and $150,000, respectively.

On March 21, 2016, Mr. Bliffen resigned from the Company, as further discussed in “Potential Payments Upon Termination or Change of Control” below.

On March 22, 2016, the Board approved a form of Indemnification Agreement (the “Indemnification Agreement”) and authorized the Company to enter into an Indemnification Agreement with each of its current and future directors and officers. Pursuant to the Indemnification Agreement, we agree to indemnify the director and/or officer against certain liabilities that may arise by reason of such indemnitee’s status or service as a director and/or officer of the Company, and to advance to such indemnitee the expenses incurred as a result of a proceeding as to which such indemnitee may be indemnified. The Indemnification Agreement is intended to provide indemnification rights to the fullest extent permitted under the Delaware General Corporation Law and is in addition to any other rights such indemnitee may have under our Certificate of Incorporation, Bylaws, as amended, and other applicable law.

On March 28, 2016, the Committee engaged Mercer (US) Inc. (“Mercer”) to provide compensation consulting services for fiscal year 2017. Following completion of the Committee’s consultation with Mercer, the Committee approved certain fiscal year 2017 compensation changes and agreements summarized in the ensuing two paragraphs. A more detailed discussion of Mercer’s consulting services to the Committee will be provided in next year’s CD&A with respect to fiscal year 2017 compensation.

On May 4, 2016, we entered into a Fourth Amended and Restated Employment Agreement with Mr. Samuels. The employment agreement amended Mr. Samuels’ existing employment agreement to, among other things, set his annual base salary at $850,000, establish a one-year term (rather than automatic one-year renewals), guarantee and pay $1,000,000 of his annual incentive bonus opportunity (which is set at 200% of base salary) upon execution thereof, and pay a cash retention bonus of $1,500,000 upon execution thereof. The bonus payments, which are intended to secure Mr. Samuels’ services while we continue to explore and evaluate strategic alternatives, are repayable by Mr. Samuels on a pro-rata basis if we terminate his employment with “cause” or by Mr. Samuels without “good reason” before the earlier of the first anniversary of the effective date of the Employment Agreement or the consummation of certain reorganization events affecting the Company’s business. Upon a qualifying termination of employment (a termination by the Company without “cause” or Mr. Samuels terminates his employment for “good reason”), Mr. Samuels would receive continued base salary and benefits for 21 months. Such severance is also payable if we decline to offer a renewal of the employment agreement. A copy of Mr. Samuels’ Fourth Amended and Restated Employment Agreement is attached as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on May 10, 2016.

Also on May 4, 2016, we entered into a Special Compensation Arrangement (the “Compensation Arrangement”) with each of Messrs. Spencer, Griggs and McGee. Pursuant to the Compensation Arrangements, annual base salaries are set at $450,000 for Mr. Spencer, $400,000 for Mr. Griggs, and $300,000 for Mr. McGee, with annual incentive bonus opportunities of up to 100%, 75%, and 75% of base salary, respectively. $225,000 of Mr. Spencer’s annual incentive bonus became guaranteed and payable upon execution of his Compensation Arrangement. A cash retention bonus ($1,000,000 in the case of Mr. Spencer, $500,000 in the case of Mr. Griggs, and $600,000 in the case of Mr. McGee) likewise became payable upon execution of each respective Compensation Arrangement. The bonus payments, which are intended to secure the executives’ services while we continue to explore and evaluate strategic alternatives, are repayable by the applicable executive on a pro-rata basis if we terminate each respective executive’s employment with “cause” or the executive terminates his employment without “good reason” before the earlier of the first anniversary of the effective date of the Compensation Arrangement or the consummation of certain reorganization events affecting our business. Copies of the Compensation Arrangements for Messrs. Spencer and Griggs are attached as Exhibits 10.1 and 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on May 10, 2016. At the time of signing his Compensation Arrangement, Mr. McGee had yet to be designated a named executive officer. With the exception of the base salary and cash retention bonus amounts described above, the form of Mr. McGee’s Compensation Arrangement is substantially the same as Mr. Griggs’ Compensation Arrangement.

Compensation Committee Interlocks and Insider Participation

No member of the Committee is or has been in the past an officer or employee of our Company. None of our executive officers serves on the board of directors or compensation committee of a company that has an executive officer that serves on our Board or Committee. No member of our Board is an executive officer of a company for which one of our executive officers serves as a member of the board of directors or compensation committee.

Compensation Committee Report

We, the Compensation Committee of the Board of Directors, have reviewed and discussed the Compensation Discussion and Analysis (set forth above) with the management of the Company, and, based on such review and discussion, have recommended to the Board of Directors inclusion of the Compensation Discussion and Analysis in the Fiscal 2016 Form 10-K and in this Proxy Statement.

Compensation Committee:

Roy Aneed, Chairman

Gus Halas

Randal Matkaluk

SUMMARY COMPENSATION TABLE

The following table sets forth information regarding the compensation of our named executive officers for the fiscal years ended January 31, 2016, 2015, and 2014:

	Fiscal				Stock	Option	All
Name & Principal Position	Year	Salary		Bonus (g)	Awards (h)	Awards	Other		Total
Jonathan Samuels, President	2016	$379,807	(a)	$800,000	$—	$—	$1,968,777	(i)	$3,148,584
and Chief Executive Officer	2015	$500,000	(a)	$1,000,000	$—	$—	$97,271		$1,597,271
	2014	$459,560	(a)	$2,250,000	$934,500	$19,451,175	$18,000		$23,113,235

Dominic Spencer, Chief Operating	2016	$300,000	(b)	$—	$1,509,000	$—	$38,733	(j)	$1,847,733
Officer, President of TUSA	2015	$298,077	(b)	$412,500	$85,400	$—	$375		$796,352

Douglas Griggs,	2016	$296,827	(c)	$—	$128,250	$—	$2,453	(k)	$427,530
Chief Accounting Officer

Ryan McGee,	2016	$230,551	(d)	$—	$1,056,600	$—	$13,103	(l)	$1,300,254
General Counsel

R. Curt Dacar, Chief Executive	2016	$353,539	(e)	$400,000	$799,998	$—	$2,343,165	(m)	$3,896,702
Officer of RockPile	2015	$400,000	(e)	$400,000	$744,800	$—	$18,000		$1,562,800
	2014	$405,058	(e)	$340,000	$—	$—	$18,000		$763,058

Justin Bliffen,	2016	$316,346	(f)	$—	$—	$—	$37,184	(n)	$353,530
Chief Financial Officer	2015	$307,500	(f)	$675,000	$4,192,000	$2,547,323	$4,542		$7,726,365
	2014	$249,368	(f)	$187,500	$1,370,006	$—	$—		$1,806,874

(a)

Effective July 4, 2013, the Company entered into an amended employment agreement with Mr. Samuels, at which time his annual base salary was increased from $400,000 to $500,000 per annum. On August 1, 2015, Mr. Samuels volunteered to take a base salary pay cut of 50% through the end of fiscal year 2016.

(b)

Mr. Spencer received a base salary of $300,000 per annum in fiscal years 2015 and 2016 as President of TUSA. Mr. Spencer was appointed as the Company’s Chief Operating Officer in March 2016. Mr. Spencer does not have an employment agreement with TUSA or the Company. Fiscal year 2015 was the first year in which Mr. Spencer was determined to be a named executive officer of the Company.

(c)

Mr. Griggs’ base salary was increased from $285,000 to $300,000 per annum in April 2015. Fiscal year 2016 is the first year in which Mr. Griggs was determined to be a named executive officer of the Company.

(d)	Mr. McGee’s base salary increased from $205,000 to $250,000 per annum in July 2015. Fiscal year 2016 is the first year in which Mr. McGee was determined to be a named executive officer of the Company.
(e)

Mr. Dacar entered into an employment agreement with RockPile in December 2012 pursuant to which he receives a base salary of $400,000 per annum. Mr. Dacar agreed to a temporary reduction in pay to $78,000 per annum for the months of December 2015 and January 2016, and he recouped the salary reduction in February 2016.

(f)

The Company appointed Mr. Bliffen as Chief Financial Officer effective in February 2013. Coincident with this change in role, Mr. Bliffen entered into an employment agreement that increased his base salary from $190,000 to $250,000 per annum. The Company entered into an amended and restated employment agreement with Mr. Bliffen in September 2014, which increased his base salary to $350,000. On August 1, 2015, Mr. Bliffen volunteered to take a base salary pay cut of 20% through the end of fiscal year 2016. Mr. Bliffen resigned from the Company in March 2016.

(g)	In March 2016, The Company paid performance cash bonuses in the amount of $800,000 for Mr. Samuels and $400,000 for Mr. Dacar based on their performances and responsibilities during fiscal year 2016.
(h)

The value of stock awards and option awards made during the fiscal year are based upon the aggregate grant date fair value, determined in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification (“ASC”) Topic 718 “Compensation – Stock Compensation”. The discussion of the assumptions used in calculating these values can be found in the footnotes to the Grants of Plan-Based Awards table below and in Note 11, “Share-Based Compensation,” of the Notes to Consolidated Financial Statements included in the Company’s Form 10-K for the fiscal year ended January 31, 2016. The value of these stock awards and option awards is expensed over the vesting term of the award.

(i)	Includes (i) $19,500 for car allowance, (ii) $1,868,877 for a RockPile transaction bonus prepayment, (iii) $78,706 for supplemental life insurance, and (iv) $1,694 for individual disability insurance.
(j)	Includes (i) $37,500 for an employee retention bonus program payment and (ii) $1,233 for individual disability insurance.
(k)	Includes $2,453 for individual disability insurance.
(l)	Includes (i) $12,500 for an employee retention bonus program payment and (ii) $603 for individual disability insurance.
(m)	Includes (i) $2,320,000 for a RockPile Series B-1 distribution, (ii) $18,000 for car allowance, and (iii) $5,165 for medical insurance premium reimbursements.
(n)	Includes (i) $10,400 for car allowance, (ii) $25,000 for an employee retention bonus program payment, and (iii) $1,784 for individual disability insurance.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth information regarding the number of plan-based awards that were awarded to our named executive officers in fiscal year 2016:

		All Other
		Stock Awards:	Grant Date
	Grant	Number of	Fair Value of
Name	Date (a)	Shares or Units (a)	Stock Awards (a)
Dominic Spencer	3/6/2015	300,000	$1,509,000
Douglas Griggs	5/29/2015	25,000	$128,250
Ryan McGee	3/6/2015	100,000	$503,000
Ryan McGee	8/5/2015	160,000	$553,600
R. Curt Dacar	3/10/2015	163,934	$799,998

(a)

The stock awards were grants of RSUs. Each unit represents a right at its vesting to receive one share of the Company’s Common Stock. Vesting is contingent upon continued employment over a period of years, with annual vesting of a specified percentage to occur on each anniversary of the award date through the final vesting date. In accordance with FASB ASC Topic 718, the grant date fair value of the stock awards was the number of granted RSUs multiplied by the closing price per share of our Common Stock on the award date.

OUTSTANDING EQUITY AWARDS AT 2016 FISCAL YEAR-END

The following table sets forth information regarding the number of equity awards convertible into Common Stock that were outstanding and held by our named executive officers as of January 31, 2016:

	Option Awards				Stock Awards
					Number of
					Shares or	Market Value
	Number of Common Stock				Units of	of Shares or
	Shares Underlying Unexercised		Option	Option	Stock that	Units of Stock
	Options		Exercise	Expiration	Have Not	That Have
Name	Exercisable	Unexercisable	Price	Date	Vested (a)	Not Vested (b)
Jonathan Samuels	150,000	600,000	$7.50	7/4/2023	180,000	$81,000
	150,000	600,000	$8.50	7/4/2023	—	$—
	300,000	1,200,000	$10.00	7/4/2023	—	$—
	300,000	1,200,000	$12.00	7/4/2023	—	$—
	300,000	1,200,000	$15.00	7/4/2023	—	$—
Dominic Spencer	—	—	$—	—	437,425	$196,841
Douglas Griggs	—	—	$—	—	85,000	$38,250
Ryan McGee	—	—	$—	—	294,195	$132,388
R. Curt Dacar	—	—	$—	—	239,934	$107,970
Justin Bliffen	77,778	155,555	$12.00	9/9/2021	443,982	$199,792
	77,778	155,555	$14.00	9/9/2021	—	$—
	77,778	155,556	$16.00	9/9/2024	—	$—

(a)	These RSUs vest as follows:

	Vesting Year
	Fiscal Year 2017	Fiscal Year 2018	Fiscal Year 2019	Fiscal Year 2020	Total
Jonathan Samuels	75,000	15,000	90,000	—	180,000
Dominic Spencer	103,475	104,950	229,000	—	437,425
Douglas Griggs	27,500	27,500	30,000	—	85,000
Ryan McGee	74,399	76,463	79,333	64,000	294,195
R. Curt Dacar	58,645	58,645	58,644	64,000	239,934
Justin Bliffen	161,328	162,654	60,000	60,000	443,982
(b)

The market value of RSUs is equal to the number of RSUs outstanding on January 31, 2016 multiplied by $0.45, the closing price of our Common Stock on the NYSE MKT on January 29, 2016, which was the last trading day before January 31, 2016.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth information regarding RSU vesting with respect to our named executive officers in fiscal year 2016:

	Stock Awards
	Number of	Value
	Shares Acquired	Realized
Name	on Vesting	on Vesting (a)
Jonathan Samuels	45,000	$230,700
Dominic Spencer	31,475	$34,559
Douglas Griggs	15,000	$19,200
Ryan McGee	19,065	$84,097
R. Curt Dacar	4,000	$21,880
Justin Bliffen	181,328	$663,580

(a)	The value of RSUs that vested in fiscal year 2016 is determined by multiplying the number of shares vesting by the market value of the Company’s Common Stock on the vesting date.

No options were exercised by our named executive officers in fiscal year 2016.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Employment Agreements

As described above, each of Mr. Samuels, Mr. Dacar, and Mr. Bliffen had an employment agreement in effect during fiscal year 2016 that provided for certain benefits upon termination of employment, including after a change in control. The agreements, as in effect on the last day of fiscal year 2016, are summarized below.

Mr. Samuels

The agreement with Mr. Samuels provides for an annual salary of not less than $500,000. In addition, Mr. Samuels is eligible to receive an annual cash bonus of up to 200% of base salary based upon performance (the “Samuels STI Award”), as determined by the Committee. Mr. Samuels is no longer eligible for an annual long-term incentive award as a result of stockholder approval of the CEO Options at the Company’s 2013 Annual Meeting of Stockholders. He is entitled to participate in any and all benefit plans in effect for executives from time to time, along with vacation, sick and holiday pay in accordance with our policies established and in effect from time to time. In the event that Mr. Samuels’ employment is terminated by us without Cause or by Mr. Samuels with Good Reason (as each such term is defined in the agreement) or as a result of his death or disability while traveling on official Company business, he is entitled to any earned but unpaid Samuels STI Award, the target Samuels STI Award for the year in which termination occurs (pro-rated for the period worked prior to the termination), the immediate vesting of all outstanding equity incentive awards, the continuation of payment of annual salary for 18 months, and health benefits for an eighteen-month period. In the event Mr. Samuels is terminated with Cause or terminates voluntarily without Good Reason, he is generally not entitled to any benefits upon termination. In the event that Mr. Samuels provides notice of non-extension of the term of his employment, he is only entitled to any unpaid Samuels STI Award. If we provide notice of non-extension of the term of Mr. Samuels’ employment, he would generally be entitled to any unpaid Samuels STI Award, the immediate vesting of all outstanding equity incentive awards, the continuation of payment of annual salary for 12 months, and health benefits for a twelve-month period. In the event that Mr. Samuels’ employment is terminated during the one-year period following a Change of Control (as defined in the agreement) without Cause or he terminates his employment with Good Reason, he is entitled to a lump-sum cash payment equal to two and one-half times his annual salary, any unpaid Samuels STI Award, the target Samuels STI Award for the year in which termination occurs (pro-rated for the period worked prior to the termination), health benefits for a thirty-month period, and the immediate vesting of all outstanding equity incentive awards. Payment of severance benefits may be conditioned upon Mr. Samuels’ execution of a release of claims against us. In the event that Mr. Samuels’ employment is terminated as a result of his death or disability while not traveling on official company business, he would generally be entitled to any unpaid Samuels STI Award and the immediate vesting of all outstanding equity incentive awards.

Mr. Dacar

The agreement with Mr. Dacar provides for an annual salary of not less than $400,000. In addition, Mr. Dacar is eligible to receive an annual cash bonus of up to 100% of base salary based upon performance (the “Dacar STI Award”), as determined by Committee and RockPile’s Board of Managers. Mr. Dacar is also eligible for an annual long-term incentive award of up to 200% of base salary, as determined by the Committee. Additionally, he is entitled to participate in any and all benefit plans in effect for executives from time to time, along with vacation, sick and holiday pay in accordance with RockPile’s policies established and in effect from time to time. In the event that Mr. Dacar’s employment is terminated without Cause or by Mr. Dacar with Good Reason (as each such term is defined in the agreement) or as a result of his death or disability while traveling on official RockPile business, he is entitled to any unpaid Dacar STI Award, the continuation of payment of annual salary for nine months, and health benefits for a nine-month period. In the event Mr. Dacar is terminated with Cause or terminates voluntarily without Good Reason, he is generally not entitled to any benefits upon termination. In the event that Mr. Dacar’s term of employment is not extended, he is entitled to any unpaid Dacar STI Award, the continuation of payment of annual salary for three months, and health benefits for a six-month period. In the event that Mr. Dacar’s termination occurs following a Change of Control (as defined in the agreement), he is entitled to a lump-sum cash payment equal to two times his annual salary, any unpaid Dacar STI Award, the target Dacar STI Award for the year in which termination occurs (pro-rated for the period worked prior to the termination), health benefits for a nine-month period, and the immediate vesting of all outstanding RockPile Series B Units and Company equity incentive awards. Payment of severance benefits may be conditioned upon Mr. Dacar’s execution of a release of claims against us. In the event that Mr. Dacar’s employment is terminated as a result of his death or disability while not traveling on official RockPile business, he would generally be entitled to any unpaid Dacar STI Award.

Mr. Bliffen

The agreement with Mr. Bliffen provides for an annual salary of not less than $350,000. In addition, Mr. Bliffen is eligible to receive an annual cash bonus of up to 100% of base salary based upon performance (the “Bliffen STI Award”), as determined by the Committee. Mr. Bliffen is not eligible for an annual long-term incentive award until the initial three-year term of his September 9, 2014 employment agreement has expired. He is entitled to participate in any and all benefit plans in effect for executives from time to time, along with vacation, sick and holiday pay in accordance with our policies established and in effect from time to time. In the event that Mr. Bliffen’s employment is terminated by us without Cause or by Mr. Bliffen for Good Reason (each as such term is defined in the agreement) or as a result of his death or disability while traveling on official Company business, he is entitled to any unpaid Bliffen STI Award, the target Bliffen STI Award for the year in which termination occurs (pro-rated for the period worked prior to the termination), the immediate vesting of all outstanding equity incentive awards, the continuation of payment of annual salary for twelve months, and health benefits for a twelve-month period. In the event that Mr. Bliffen is terminated with Cause or terminates voluntarily without Good Reason, he is generally not entitled to any benefits upon termination. In the event that Mr. Bliffen provides notice of non-extension of the term of his employment, he is only entitled to any unpaid Bliffen STI Award. If we provide notice of non-extension of the term of Mr. Bliffen’s employment, he would generally be entitled to any unpaid Bliffen STI Award, the immediate vesting of all outstanding equity incentive awards, the continuation of payment of annual salary for 12 months, and health benefits for a twelve-month period. In the event that Mr. Bliffen’s employment is terminated during the one-year period following a Change of Control (as defined in the agreement) without Cause or he terminates his employment with Good Reason, he is entitled to a lump sum cash payment equal to two and one-half times his annual salary, any unpaid Bliffen STI Award, the target Bliffen STI Award for the year in which termination occurs (pro-rated for the period worked prior to the termination), health benefits for a twelve-month period, the immediate vesting of all outstanding equity incentive awards, and any unpaid portion of the inducement bonus. Payment of severance benefits may be conditioned upon Mr. Bliffen’s execution of a release of claims against us. In the event that Mr. Bliffen is terminated as a result of his death or disability while not traveling on official Company business, he would generally be entitled to any unpaid Bliffen STI Award and the immediate vesting of all outstanding equity incentive awards.

Estimated Termination Benefits

The following table quantifies the benefits that would have been received by Mr. Samuels, Mr. Bliffen and Mr. Dacar under their employment agreements had they experienced a termination of employment under various circumstances as of January 31, 2016, under the terms of their employment agreements in effect on such date. As of January 31, 2016, Messrs. Spencer, Griggs and McGee were not party to any contract, agreement, plan or arrangement, whether written or unwritten, that provided for payments or benefits at, following, or in connection with any termination of employment.

		Termination
		with Cause,			Termination
		Resignation			following a
		without	Termination	Resignation with	Change of
Name	Payment Type	Good Reason	without Cause	Good Reason	Control
Jonathan Samuels	Cash Severance	$—	$750,000	$750,000	$1,250,000
	Unpaid STI	$—	$1,000,000	$1,000,000	$1,000,000
	Equity Acceleration	$—	$81,000	$81,000	$81,000
	Health Benefits	$—	$8,621	$8,621	$14,369
	TOTAL	$—	$1,839,621	$1,839,621	$2,345,369

R. Curt Dacar	Cash Severance	$—	$300,000	$300,000	$800,000
	Unpaid STI	$—	$400,000	$400,000	$400,000
	Equity Acceleration	$—	$—	$—	$107,970	(a)
	Health Benefits	$—	$9,746	$9,746	$9,746
	TOTAL	$—	$709,746	$709,746	$1,317,716

Justin Bliffen (b)	Cash Severance	$—	$350,000	$350,000	$875,000
	Unpaid STI	$—	$300,000	$300,000	$300,000
	Equity Acceleration	$—	$199,792	$199,792	$199,792
	Inducement Bonus	$—	$100,000	$—	$100,000
	Health Benefits	$—	$17,568	$17,568	$17,568
	TOTAL	$—	$967,360	$867,360	$1,492,360

(a)

In connection with a change of control at the Company, Mr. Dacar would have experienced a vesting acceleration of 239,934 RSUs and 570,000 Series B-4 Units (profits interests) in RockPile. As no fair market value assessment of RockPile had been conducted as of January 31, 2016, the value of the accelerated vesting of the 570,000 Series B-4 Units is not determinable and therefore not included herein.

(b)	Mr. Bliffen resigned effective March 21, 2016 under circumstances giving rise to a resignation without Good Reason.

On May 4, 2016, the Company entered into a Fourth Amended and Restated Employment Agreement with Mr. Samuels, which revised various aspects of his compensation and severance eligibility. A copy of Mr. Samuels’ Fourth Amended and Restated Employment Agreement is attached as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on May 10, 2016.

Report of the Audit Committee

The Audit Committee is responsible for overseeing the Company’s overall financial reporting process. In fulfilling its oversight responsibilities for the financial statements for the Company’s fiscal year ended January 31, 2016, the Audit Committee:

•Reviewed and discussed the annual audit process and the audited financial statements for the fiscal year ended January 31, 2016 with management and KPMG LLP, the Company’s independent auditor;

•Discussed with management and KPMG LLP the adequacy of the system of internal controls;

•Discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, relating to the conduct of the audit; and

•Received the written disclosures and the letter from KPMG LLP regarding its independence as required by the applicable requirements of the Public Company Accounting Oversight Board and discussed with KPMG LLP its independence.

The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the Audit Committee determined appropriate. In addition, the Audit Committee’s meetings included executive sessions with the Company’s independent auditor and the Company’s accounting and reporting staff, in each case outside the presence of the Company’s management.

In performing these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent auditor, which, in its report, expresses an opinion on the conformity of the Company’s annual financial statements to accounting principles generally accepted in the United States of America.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and KPMG LLP, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2016 for filing with the SEC.

Randal Matkaluk, Chairman

Roy Aneed (then serving)

Gus Halas

Audit Committee Pre-Approval Policy

Pursuant to the terms of the charter of the Audit Committee, the Audit Committee is responsible for the appointment, compensation and oversight of the work performed by the Company’s independent auditor. The Audit Committee, or a designated member of the Audit Committee, must pre-approve all audit (including audit-related) and non-audit services performed by the independent auditor in order to ensure that the provision of such services does not impair the auditor’s independence. The Audit Committee has delegated preapproval authority to the Chairman of the Audit Committee. Any pre-approval of permitted non-audit services is required to be reported to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate to Company management the Audit Committee’s responsibility to pre-approve services performed by the independent auditor.

Any pre-approval is effective for 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. With respect to each proposed pre-approved service, the independent auditor must provide detailed back-up documentation to the Audit Committee regarding the specific service to be provided pursuant to a given pre-approval of the Audit Committee. Requests or applications to provide services that require separate approval by the Audit Committee will be submitted to the Audit Committee by both the independent auditor and the Company’s principal financial officer, and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC’s rules on auditor independence.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed the firm of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending January 31, 2017, subject to ratification of the appointment by the Company’s stockholders. KPMG LLP served as our independent registered public accounting firm for the fiscal year ended January 31, 2016. If the stockholders do not ratify the appointment of KPMG LLP, the adverse vote will be considered as a direction to the Audit Committee to select other auditors. However, because of the difficulty and expense of making any substitution of auditors after the beginning of the current fiscal year, it is contemplated that the appointment for the fiscal year ending January 31, 2017 will be permitted to stand unless the Audit Committee finds other reasons for making a change. Even if the selection of KPMG LLP is ratified, the Audit Committee may, in its discretion, direct the appointment of new auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

A representative of KPMG LLP is expected to attend the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if he or she so desires.

Fees Paid to Principal Accountants

The following table presents the aggregate fees billed by KPMG LLP during the fiscal years ended January 31, 2015 and 2016.

	Fiscal Year 2015	Fiscal Year 2016
Audit fees (a)	$1,023,820	$1,161,075
Audit-related fees	$—	$—
Tax fees	$96,865	$74,435
All other fees	$—	$39,200
Total	$1,120,685	$1,274,710

(a)	Audit fees include fees for the year-end audit and related quarterly reviews, issuance of comfort letters, and consents.

RECOMMENDATION OF THE BOARD OF DIRECTORS FOR PROPOSAL NO. 2:

THE AUDIT COMMITTEE AND BOARD OF DIRECTORS RECOMMEND A VOTE “FOR” THE RATIFICATION OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE fiscal year ENDING JANUARY 31, 2017.

PROPOSAL 3 — ADVISORY APPROVAL OF THE COMPENSATION OF
THE COMPANY’S NAMED EXECUTIVE OFFICERS

We are asking our stockholders to vote, on an advisory basis, to approve the compensation of our named executive officers as disclosed in the Proxy Statement in accordance with the rules of the SEC and Section 14A of the Exchange Act. This proposal gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. This vote is advisory and is therefore not binding on us, the Board or the Compensation Committee. The Board and the Compensation Committee value the opinions of our stockholders, and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and will evaluate what, if any, actions are necessary to address those concerns.

As described in “Proposal 1 — Election of Directors — Executive Compensation — Compensation Discussion and Analysis,” our executive compensation program is designed to attract, motivate and retain highly-talented executives who can generate shareholder value by developing, implementing, and efficiently running oil and gas related businesses, align the interests of our executives with those of our stockholders, and reward our executives based on performance. Because the Board believes that the compensation of our named executive officers appropriately addresses those objectives, it recommends that the stockholders approve the following advisory resolution:

RESOLVED, that the stockholders approve the compensation of the Company’s named executive officers as disclosed in the “Executive Compensation” section of the Proxy Statement pursuant to Item 402 of SEC Regulation S-K, including the Compensation Discussion and Analysis, the executive compensation tables, and related disclosures.

RECOMMENDATION OF THE BOARD OF DIRECTORS FOR PROPOSAL NO. 3:

THE COMPENSATION COMMITTEE AND BOARD OF DIRECTORS RECOMMEND A VOTE “FOR” THE ADVISORY APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

PROPOSAL 4 — AUTHORIZATION OF THE BOARD OF DIRECTORS
TO EFFECT A REVERSE STOCK SPLIT

PROPOSAL 5 —  APPROVAL OF A CORRESPONDING AMENDMENT
TO THE COMPANY’S CERTIFICATE OF INCORPORATION
TO EFFECT THE REVERSE STOCK SPLIT

We are asking our stockholders to:

•

authorize the Board of Directors to effect a reverse stock split of the issued and outstanding Common Stock of the Company in a whole-number ratio of at least 1-for-3 and of up to 1-for-8, to be determined by the Board of Directors; and

•	approve a corresponding amendment to the Company’s Certificate of Incorporation in the form attached to this proxy statement as Appendix A to effect the reverse stock split.

If stockholders approve Proposal 4 and Proposal 5, the Board of Directors would cause an amendment to the Company’s Certificate of Incorporation to be filed with the Secretary of State of the State of Delaware and effect the reverse stock split only if the Board of Directors determines thereafter that the reverse stock split would be in the best interests of the Company and its stockholders at the time. The Board of Directors may determine in its discretion a whole-number ratio of at least 1-for-3 and of up to 1-for-8 at which to effect the reverse stock split. The Board of Directors also may determine in its discretion not to effect any reverse stock split and not to file the corresponding amendment to the Company’s Certificate of Incorporation. No further action on the part of stockholders will be required to either effect or abandon the reverse stock split.

We are asking our stockholders to vote on Proposal 4 and Proposal 5 separately. There are four possible voting outcomes for these proposals: (1) stockholders approve both proposals; (2) stockholders approve the reverse stock split but do not approve the corresponding amendment to the Company’s Certificate of Incorporation; (3) stockholders approve the amendment to the Company’s Certificate of Incorporation but do not approve the reverse stock split; or (4) stockholders do not approve either proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” BOTH PROPOSALS.

The Board of Directors will take action based on the actual voting outcome as follows:

•

Stockholders approve both proposals. If our stockholders approve both proposals, the Board of Directors would effect the reverse stock split by causing an amendment to the Company’s Certificate of Incorporation in the form attached to this Proxy Statement as Appendix A to be filed with the Secretary of State of the State of Delaware. The Board of Directors may determine in its discretion not to effect the reverse stock split and not to file the amendment to the Company’s Certificate of Incorporation if the Board of Directors determines that the reverse stock split would not be in the best interests of the Company and its stockholders. No further action on the part of stockholders will be required to either effect or abandon the reverse stock split.

•

Stockholders approve the reverse stock split but not the corresponding amendment to the Company’s Certificate of Incorporation. If our stockholders approve the proposal to effect the reverse stock split, but do not approve the corresponding amendment to the Company’s Certificate of Incorporation, the Board of Directors would not have authority to file the amendment to the Company’s Certificate of Incorporation to effect the reverse stock split, and therefore would not effect the reverse stock split.

•

Stockholders approve the amendment to the Company’s Certificate of Incorporation but not the reverse stock split. The Board of Directors will not implement the amendment to the Company’s Certificate of Incorporation without approval of the reverse stock split. If stockholders approve the proposal to amend the Company’s Certificate of Incorporation, but not the proposal to effect the reverse stock split, the Board of

Directors would not have authority to effect the reverse stock split, would not file the amendment to the Company’s Certificate of Incorporation to effect the reverse stock split and therefore would not effect the reverse stock split.

•

Stockholders do not approve either proposal. If our stockholders do not approve either proposal, the Board of Directors would not have the authority to effect the reverse stock split or to file the amendment to the Company’s Certificate of Incorporation to effect the reverse stock split and therefore would not effect the reverse stock split.

Background

The Board of Directors is seeking approval for the reverse stock split with the primary intent of increasing the market price of the Common Stock to enhance the Company’s ability to meet the continued listing standards of the NYSE MKT. As of October 21, 2016, the Company had 76,539,653 shares of Common Stock issued and outstanding. The closing price of the Common Stock on the NYSE MKT on October 21, 2016 was $0.27 and over the prior 52 weeks the closing price of the Common Stock has ranged from a 52-week high of $1.45 to a 52-week low of $0.16.

The Company currently does not have any plans, arrangements or understandings, written or oral, to issue any of the authorized but unissued shares of Common Stock that would become available as a result of the reverse stock split.

Purpose of the Reverse Stock Split

The Board of Directors believes that it is in the best interests of the Company and its stockholders to seek the requisite approvals to reduce the number of issued and outstanding shares of Common Stock through a reverse stock split.  Immediately following the completion of a reverse stock split, the number of shares of Common Stock issued and outstanding would be reduced proportionately based on the reverse stock split ratio determined by the Board of Directors, which must be within the range approved by the Company’s stockholders.

The Board of Directors believes that effecting a reverse stock split is likely to increase the market price for the Common Stock, as fewer shares will be outstanding. The Board of Directors believes that approval of several options for the ratio of the reverse stock split provides it with flexibility to achieve the purposes of the reverse stock split.

Board Discretion to Effect the Reverse Stock Split

No further action on the part of stockholders will be required to either effect or abandon the reverse stock split. If Proposal 4 and Proposal 5 are approved by stockholders and the Board of Directors determines to effect the reverse stock split, the Company would communicate to the public, prior to the effective time of the reverse stock split, additional details regarding the reverse stock split (including the final reverse stock split ratio, as determined by the Board of Directors). The Board of Directors reserves the right to elect not to proceed with the reverse stock split if it determines, in its discretion, that the reverse stock split is not in the best interests of the Company and its stockholders.

Certain Risks Associated with the Reverse Stock Split

There can be no assurance that following the reverse stock split the market price of the Common Stock will increase in proportion to the reduction in the number of shares of Common Stock issued and outstanding before the proposed reverse stock split. Other factors, such as the Company’s financial results, market conditions, and the market perception of the Company’s business may adversely affect the market price of the Common Stock. As a result, there can be no assurance that the reverse stock split, if completed, will result in the intended benefits, including as described herein, that the market price of the Common Stock will increase following the reverse stock split or that the market price of the Common Stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of the Common Stock after a reverse stock split will increase in proportion to the reduction in the number of shares of the Common Stock outstanding before the reverse stock split. Accordingly, the total market capitalization of the Company, based on the outstanding shares of Common Stock after the reverse stock split, may be lower than the total market capitalization before the reverse stock split.  Moreover, the number of authorized shares of Common Stock will not be reduced by the reverse stock split.  Accordingly, the reverse stock split will have the effect of increasing the authorized, but unissued shares of Common Stock as a percentage of total authorized shares.  Following the reverse stock split, if effected, the Board of Directors will have the authority, subject to applicable securities laws and NYSE MKT rules, to issue all authorized and unissued shares without further stockholder approval, upon such terms and conditions as the Board of Directors deems appropriate.

Impact of the Proposed Reverse Stock Split If Effected

The reverse stock split would affect all of the Company’s stockholders uniformly and would not affect any stockholder’s ownership percentage or proportionate voting power (subject to the treatment of fractional shares).  The other principal effects of the reverse stock split will be that:

•

the number of issued and outstanding shares of Common Stock will be reduced proportionately based on the final reverse stock split ratio of 1-for-3, 1-for-4, 1-for-5, 1-for-6, 1-for-7, or 1-for-8, as determined by the Board of Directors;

•

based on the final reverse stock split ratio, the per share conversion price of the NGP Note, the per share exercise price of all outstanding option awards, and the number of interests attached to each share of Common Stock issued pursuant to the Company’s Tax Benefits Preservation Plan, dated June 28, 2016, will be increased proportionately, and the number of shares of Common Stock issuable upon the conversion of the NGP Note will be reduced proportionately. These adjustments will result in approximately the same aggregate conversion price being required to be paid for the NGP Note upon conversion although the aggregate number of shares issuable upon the conversion of the NGP Note will be reduced proportionately following the reverse stock split;

•

the number of shares reserved for issuance, any maximum number of shares with respect to which equity awards may be granted to any participant and the number of shares and any exercise price subject to awards outstanding under the Company’s equity-based compensation plans will be adjusted proportionately based on the final reverse stock split ratio such that the number of shares reserved for issuance and the number of shares subject to such limits shall be reduced and any applicable exercise price shall be increased;

•

the number of shares of Common Stock remaining available for repurchase by the Company pursuant to the Board approved repurchase program will be reduced proportionately following the reverse stock split;

•

the reverse stock split will likely increase the number of stockholders who own odd lots (less than 100 shares). Stockholders who hold odd lots may experience an increase in the cost of selling their shares and may have greater difficulty in executing sales; and

•

the number of authorized shares of Common Stock will not be reduced proportionately based on the final reverse stock split ratio; accordingly, the reverse stock split will have the effect of increasing the authorized but unissued shares of Common Stock as a percentage of total authorized shares.

Although the number of outstanding shares of Common Stock would decrease following the proposed reverse stock split, the Board of Directors does not intend for the reverse stock split to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Securities Exchange Act of 1934.

No Fractional Shares

Stockholders will not receive fractional post-reverse stock split shares in connection with the reverse stock split. Instead, resulting fractional shares will be rounded up to the next whole share.

Effect on Registered and Beneficial Stockholders

Upon the reverse stock split, we intend to treat stockholders holding shares of Common Stock in “street name” (that is, held through a brokerage firm, bank, broker-dealer, or other similar organization) in the same manner as registered stockholders whose shares of Common Stock are registered in their names. Brokerage firms, banks, broker-dealers, and other similar organizations will be instructed to effect the reverse stock split for their beneficial holders holding shares of Common Stock in “street name;” however, these organizations may apply their own specific procedures for processing the reverse stock split. If you hold your shares of Common Stock in “street name,” and if you have any questions in this regard, we encourage you to contact your nominee.

Effect on Registered “Book-Entry” Stockholders

The Company’s registered stockholders may hold some or all of their shares electronically in book-entry form. These stockholders will not have stock certificates evidencing their ownership of shares of Common Stock. They are, however, provided with a statement reflecting the number of shares of Common Stock registered in their accounts.

•	If you hold registered shares of Common Stock in book-entry form, you do not need to take any action to receive your post-reverse stock split shares of Common Stock in registered book-entry form.

•

If you are entitled to post-reverse stock split shares of Common Stock, a transaction statement will automatically be sent to your address of record as soon as practicable after the effective time of the reverse stock split indicating the number of shares of Common Stock you hold.

Effect on Registered Certificated Shares

Some registered stockholders hold their shares of Common Stock in certificate form or a combination of certificate and book-entry forms. If any of your shares of Common Stock are held in certificate form, you will receive a transmittal letter from the Company’s transfer agent as soon as practicable after the effective time of the reverse stock split. The transmittal letter will be accompanied by instructions specifying how you can exchange your certificate representing the pre-reverse stock split shares of Common Stock for a statement of holding. When you submit your certificate representing the pre-reverse stock split shares of Common Stock, your post-reverse stock split shares of Common Stock will be held electronically in book-entry form. This means that, instead of receiving a new stock certificate, you will receive a statement of holding that indicates the number of post-reverse stock split shares of Common Stock you own in book-entry form. The Company will no longer issue physical stock certificates unless you make a specific request for a share certificate representing your post-reverse stock split ownership interest.

Beginning at the effective time of the reverse stock split, each certificate representing pre-reverse stock split shares will be deemed for all corporate purposes to evidence ownership of post-reverse stock split shares.

STOCKHOLDERS SHOULD NOT DESTROY ANY SHARE CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Accounting Consequences

The par value per share of the Common Stock will remain unchanged at $0.00001 per share after the reverse stock split. As a result, on the effective time of the reverse stock split, the stated capital on the Company’s balance sheet attributable to Common Stock will be reduced proportionately based on the final reverse stock split ratio determined by the Board of Directors, from its present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. After the reverse stock split, net income or loss per share, and other per share amounts, will be increased because there will be fewer shares of Common Stock outstanding. In future financial statements, net income or loss per share and other per share amounts for periods ending before the reverse stock split would be recast to give retroactive effect to the reverse stock split. As described above under “Impact of the Proposed Reverse Stock Split If Effected,” the per share conversion price of the NGP Note and the per share exercise price of outstanding option awards would increase proportionately, and the number of shares of Common Stock issuable upon the conversion of the NGP Note and the exercise of options and upon the vesting of unvested stock unit awards (including RSUs) would decrease proportionately, in each case based on the final reverse stock ratio. The Company does not anticipate that any other accounting consequences would arise as a result of the reverse stock split.

No Appraisal Rights

Stockholders will not have dissenters’ or appraisal rights under Delaware corporate law or under the Company’s Certificate of Incorporation in connection with the proposed reverse stock split.

Procedure for Effecting Reverse Stock Split

If the stockholders approve Proposal 4 and Proposal 5 and the Board of Directors effects the reverse stock split, the reverse stock split will become effective at such time as is specified in the amendment to the Company’s Certificate of Incorporation, which is referred to as the effective time of the reverse stock split. Beginning at the effective time of the reverse stock split, each certificate representing pre-reverse stock split shares of Common Stock will be deemed for all corporate purposes to evidence ownership of post-reverse stock split shares of Common Stock.

Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following discussion is a general summary of certain United States of America (“U.S.”) federal income tax consequences of the reverse stock split that may be relevant to holders of Common Stock that hold such stock as a capital asset for federal income tax purposes. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, administrative rulings and judicial decisions as of the date hereof, all of which may change, possibly with retroactive effect, resulting in U.S. federal income tax consequences that may differ from those discussed below. This discussion does not address all aspects of federal income taxation that may be relevant to such holders in light of their particular circumstances or to holders that may be subject to special tax rules, including, without limitation: (i) holders subject to the alternative minimum tax; (ii) banks, insurance companies, or other financial institutions; (iii) tax-exempt organizations; (iv) dealers in securities or commodities; (v) regulated investment companies or real estate investment trusts; (vi) partnerships (or other flow-through entities for U.S. federal income tax purposes and their partners or members); (vii) traders in securities that elect to use a mark-to-market method of accounting for their securities holdings; (viii) U.S. Holders (as defined below) whose “functional currency” is not the U.S. dollar; (ix) persons holding Common Stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction; (x) persons who acquire shares of Common Stock in connection with employment or other performance of services; and (xi) U.S. expatriates. In addition, this summary does not address the tax consequences arising under the laws of any foreign, state or local jurisdiction and U.S. federal tax consequences other than federal income taxation.  If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of Common Stock, the tax treatment of a holder that is a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership.

We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service (“IRS”) regarding the U.S. federal income tax consequences of the reverse stock split, and there can be no assurance the IRS will not challenge the statements and conclusions set forth below or that a court would not sustain any such challenge. EACH HOLDER OF COMMON STOCK SHOULD CONSULT SUCH HOLDER’S TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO SUCH HOLDER.

For purposes of the discussion below, a “U.S. Holder” is a beneficial owner of shares of Common Stock that for U.S. federal income tax purposes is: (1) an individual citizen or resident of the U.S.; (2) a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S., any state thereof or the District of Columbia; (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (4) a trust, the administration of which is subject to the primary supervision of a U.S. court and as to which one or more U.S. persons have the authority to control all substantial decisions of the trust, or that has a valid election in effect to be treated as a U.S. person. A “Non-U.S. Holder” is a beneficial owner (other than a partnership) of shares of Common Stock who is not a U.S. Holder.

U.S. Holders

A U.S. Holder generally should not recognize gain or loss upon such holder’s exchange of pre-split shares of Common Stock for post-split shares of Common Stock pursuant to the reverse stock split. A U.S. Holder’s aggregate tax basis in the shares of Common Stock received pursuant to the reverse stock split should equal the aggregate tax basis of the shares of Common Stock surrendered, and such U.S. Holder’s holding period in the shares of Common Stock received should include the holding period in the shares of Common Stock surrendered. Treasury regulations promulgated under the Code provide detailed rules for allocating the tax basis and holding period of the shares of Common Stock surrendered to the shares of Common Stock received pursuant to the reverse stock split. Holders of shares of Common Stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

Non-U.S. Holders

Non-U.S. Holders who exchange shares of Common Stock pursuant to the reverse stock split generally should be subject to tax in the manner described above under “U.S. Holders.”

Vote Required

Under the NGP Note, the Company is required either to obtain the prior written consent of NGP prior to submitting certain non-routine matters, such as the proposal regarding the reverse stock split and the related amendment to the Company’s Certificate of Incorporation, to a vote of the holders of Common Stock or, if such prior written consent is not obtained, to have each such matter require by its terms for the approval thereof the affirmative vote of the voting power of such holders of Common Stock as would be required to authorize and approve such matter if the NGP Note had been converted into shares of Common Stock immediately prior to the record date for the Annual Meeting, and the NGP Noteholder had voted all of such shares against such matter. As of the record date for the Annual Meeting, the NGP Note was convertible into 18,504,645 shares of Common Stock, or 19.5% of the total issued and outstanding shares of Common Stock assuming full conversion of the NGP Note. The Company requested but did not receive the written consent of the NGP Noteholder for the proposals regarding the reverse stock split and the related amendment to the Company’s Certificate of Incorporation.

•

Proposal 4. Proposal 4 will require the affirmative vote of a majority of the shares of Common Stock present at the Annual Meeting in person or by proxy and entitled to vote on this proposal. The NGP Note Conversion Shares will be counted as having been converted into shares of Common Stock immediately prior to the record date for the Annual Meeting, present at the Annual Meeting, entitled to vote on this proposal, and voted against this proposal. An abstention will have the effect of a vote against this proposal. A broker non-vote will have no effect on the outcome of the vote on this proposal.

•

Proposal 5.  Proposal 5 will require the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote on this proposal.  The NGP Note Conversion Shares will be counted as having been converted into shares of Common Stock immediately prior to the record date for the Annual Meeting, entitled to vote on this proposal, and voted against this proposal. Any abstentions or broker non-votes with respect to this proposal will count as votes against this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS FOR PROPOSAL NO. 4:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE AUTHORIZATION OF THE BOARD OF DIRECTORS TO EFFECT A REVERSE STOCK SPLIT.

RECOMMENDATION OF THE BOARD OF DIRECTORS FOR PROPOSAL NO. 5:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF A CORRESPONDING AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO EFFECT THE REVERSE STOCK SPLIT.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes information related to our equity compensation plans under which our equity securities are authorized for issuance as of January 31, 2016:

					Number of
	Number of		Weighted-		Shares of Common
	Shares of Common		Average		Stock Remaining
	Stock to be Issued		Exercise Price		Available for Future
	Upon Exercise of		of Outstanding		Issuance Under
	Outstanding Options		Options		Equity Compensation
Plan Category	and Rights		and Rights		Plans (a)
Equity compensation plans approved by security holders

Amended and Restated 2011 Omnibus Incentive Plan	1,344,903	(b)	$—	(b)	—

CEO Stand-Alone Stock Option Agreement	6,000,000		$11.25		—

2014 Equity Incentive Plan	2,810,942	(c)	$14.00	(d)	2,945,637

Equity compensation plans not approved by security holders	—		—		—

Total	10,155,845	(e)	$11.54	(d)	2,945,637

(a)

The number of securities remaining available for future issuance under a plan is calculated as total initial available shares of Common Stock (i) less the number of shares issued for vested RSUs and exercised options, (ii) less the number of shares issuable upon the vesting of RSUs and the exercise of vested options, (iii) less the number of unvested options subject to time vesting.

(b)

Shares of Common Stock to be issued based upon the vesting of RSUs for continuous employment over a specified period of time. There are no outstanding options. Weighted average exercise price calculation not applicable.

(c)	Of this amount, 700,000 shares are issuable pursuant to the CFO Options and 2,110,942 shares are issuable pursuant to RSUs.
(d)	Weighted average exercise price excludes shares issuable upon vesting of RSUs.
(e)	Of this amount, 6,700,000 shares are issuable pursuant to the CEO Options and the CFO Options, and 3,455,845 shares are issuable pursuant to RSUs.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own beneficially more than ten percent (10%) of our Common Stock, to file reports of ownership and changes of ownership with the SEC. Copies of all filed reports are required to be furnished to us pursuant to Section 16(a). Based solely on the reports we received and on written representations from reporting persons, we believe that, during fiscal year 2016, our directors, executive officers and 10% stockholders complied with all Section 16(a) filing requirements, except with respect to a grant of Restricted Stock Units (“RSUs”) issued to Douglas Griggs on May 29, 2015, which was filed late on a Form 4 on June 3, 2015, and a vesting of RSUs for Dominic Spencer on December 15, 2015, which was filed late on a Form 4 on January 29, 2016.

Related Party Transactions

From February 1, 2015 to the present, there was no transaction, or series of transactions, nor is there any currently proposed transaction, in which the amount involved exceeds $120,000 and in which any director, nominee for director, executive officer, or known beneficial holder of more than five percent of our outstanding Common Stock, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest, that is required to be disclosed under applicable SEC rules. Related party transactions are subject to review and oversight by our Audit Committee, unless they relate to compensation matters within the authority of the Compensation Committee.

Future Proposals of Security Holders

Any proposal that a stockholder wishes to include in the proxy materials for our 2017 Annual Meeting of Stockholders pursuant to SEC Rule 14a-8 must be received no later than July 19, 2017, assuming that the 2017 Annual Meeting of Stockholders is held within 30 days before or after the anniversary of the Annual Meeting, and must be submitted in compliance with the rule. If the 2017 Annual Meeting of Stockholders is held on a date that is more than 30 days before or after the anniversary of the Annual Meeting, then the deadline for submission is a reasonable time before the Company begins to print and send its proxy materials for that meeting. Proposals should be directed to Triangle Petroleum Corporation, 1200 17th Street, Suite 2500, Denver, Colorado 80202, Attention: Corporate Secretary.

Any proposal or nomination for director that a stockholder wishes to propose for consideration at the 2017 Annual Meeting of Stockholders, but does not seek to include in our proxy statement under applicable SEC rules, must be submitted in accordance with Article II, Section 15 or 16 of our Bylaws, as applicable, and must be received at our principal executive offices no earlier than August 18, 2017 and no later than September 17, 2017. If the 2017 Annual Meeting of Stockholders is held on a date that is more than 25 days before or after the anniversary of the Annual Meeting, then the deadline for submission is the tenth day following the day on which the date of the 2017 Annual Meeting of Stockholders is publicly disclosed. Any such proposal must be an appropriate subject for stockholder action under applicable law and must otherwise comply with the requirements of our Bylaws.

Pursuant to SEC Rule 14a-4(c)(1), if our Corporate Secretary receives any stockholder proposal at the address listed above after October 2, 2017 that is intended to be presented at the 2017 Annual Meeting of Stockholders, assuming that the 2017 Annual Meeting of Stockholders is held within 30 days before or after the anniversary of the Annual Meeting, the proxies designated by the Board will have discretionary authority to vote on such proposal. If the 2017 Annual Meeting of Stockholders is held on a date that is more than 30 days before or after the anniversary of the Annual Meeting, the proxies designated by the Board will have discretionary voting authority on any proposal that is not received by a reasonable time before the Company begins to print and send its proxy materials for that meeting.

Incorporation by Reference

Documents incorporated by reference into this Proxy Statement but not included herein will be provided upon written or oral request and by first class mail within one business day of receipt of such request.  You may call us at (303) 260-7125, or send a written request to Triangle Petroleum Corporation, 1200 17th Street, Suite 2500, Denver, Colorado 80202, attention: Corporate Secretary.

Householding of Materials

In some instances, only one copy of this Proxy Statement and the other proxy material is being delivered to multiple stockholders sharing an address, unless we have received instructions from one or more of the stockholders to continue to deliver multiple copies. We will deliver promptly, upon oral or written request, a separate copy of the applicable materials to a stockholder at a shared address to which a single copy was delivered. If you wish to receive a separate copy of this Proxy Statement and the other proxy materials, you may call us at (303) 260-7125, or send a written request to Triangle Petroleum Corporation, 1200 17th Street, Suite 2500, Denver, Colorado 80202, attention: Corporate Secretary. If you have received only one copy of this Proxy Statement and the other proxy materials, and wish to receive a separate copy for each stockholder in the future, you may call us at the telephone number or write us at the address listed above. Alternatively, stockholders sharing an address who now receive multiple copies of this Proxy Statement and the other proxy materials may request delivery of a single copy, by contacting us as provided above.

Stockholder Communications

The Board of Directors welcomes communications from our stockholders and other interested parties. Stockholders and other interested parties may send communications to the Board of Directors, to any committee, to the independent directors, or to any director in particular, to: Triangle Petroleum Corporation, 1200 17th Street, Suite 2500, Denver, Colorado 80202, Attention: Corporate Secretary.

Other Business

The Board of Directors knows of no business to be brought before the Annual Meeting other than as set forth above. If other matters properly come before the stockholders at the Annual Meeting, it is the intention of the persons named on the proxy to vote the shares represented thereby on such matters in accordance with their judgment.

By Order of the Board of Directors,

Jonathan Samuels

President & Chief Executive Officer

Denver, Colorado

November 16, 2016

Appendix A

FORM OF

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

TRIANGLE PETROLEUM CORPORATION

Triangle Petroleum Corporation, a Delaware corporation (the “Corporation”), does hereby certify:

FIRST: Article FOURTH of the Corporation’s Certificate of Incorporation (as amended, the “Certificate of Incorporation”), is hereby amended to read in its entirety as set forth below:

The Corporation is authorized to issue two classes of stock, designated ‘common stock’ and ‘preferred stock.’ The number of shares of common stock authorized is 140,000,000, with a par value of $0.00001 per share. The number of shares of preferred stock authorized is 40,000,000, with a par value of $0.00001 per share. The holders of the common stock or preferred stock shall have no preemptive rights to subscribe for or purchase any shares of any class of stock of the Corporation, whether now or hereafter authorized.

The Board of Directors of the Corporation is authorized to determine the number of series into which shares of preferred stock may be divided, to determine the designations, powers, preferences and voting and other rights, and the qualifications, limitations and restrictions granted to or imposed upon the preferred stock or any series thereof or any holders thereof, to determine and alter the designations, powers, preferences and rights, and the qualifications, limitations and restrictions granted to or imposed upon any wholly unissued series of preferred stock or the holders thereof, to fix the number of shares of that series and to increase or decrease, within the limits stated in any resolution of the Board of Directors originally fixing the number of shares constituting any series (but not below the number of such shares then outstanding), the number of shares of any such series subsequent to the issuance of shares of that series, subject to the requirement that the stockholders of the Corporation approve the issuance of preferred stock for any defensive or anti-takeover purpose, or for the purpose of implementing any stockholder rights plan, as represented by the Board of Directors of the Corporation in connection with the approval of this Article Fourth by the stockholders of the Corporation.

Upon the filing of this Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Effective Time”), each [•] shares of the Corporation’s common stock, par value $0.00001 per share, issued and outstanding or held by the Corporation as treasury stock shall, automatically and without any action on the part of the respective holder thereof, be combined and converted into one share of common stock, par value $0.00001 per share, of the Corporation.  No fractional shares shall be issued and, in lieu thereof, the Corporation’s transfer agent shall round up to the next whole share any fractional share to which any stockholder would otherwise be entitled.

SECOND: The foregoing amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

[Signature Page Follows]

A-1

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed in its corporate name this ___ day of _____________,  ____.

TRIANGLE PETROLEUM CORPORATION
By:
Name:
Title:

A-2

TRIANGLE PETROLEUM CORPORATION

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON December 16, 2016

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints JONATHAN SAMUELS and DOUGLAS GRIGGS and each of them, with full power of substitution in each, as proxies for the undersigned, to represent the undersigned and to vote all the shares of common stock of the Company which the undersigned would be entitled to vote, as fully as the undersigned could vote and act if personally present, at the Annual Meeting of Stockholders (the “Meeting”) to be held on December 16, 2016, at 8:00 a.m., local time, at our corporate offices, located at 1200 17th Street, Suite 2500, Denver, Colorado 80202, or at any adjournments or postponements thereof.

Should the undersigned be present and elect to vote at the Meeting or at any adjournments or postponements thereof, and after notification to the Secretary of the Company at the Meeting of the stockholder’s decision to terminate this proxy, then the power of such attorneys or proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by filing a written notice of revocation with the Secretary of the Company or by duly executing a proxy bearing a later date.

In their discretion, the Proxies are authorized to vote upon any other matter that may properly come before the Meeting or any adjournments thereof.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE, BUT IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES, FOR PROPOSAL 2, FOR PROPOSAL 3, FOR PROPOSAL 4, FOR PROPOSAL 5, AND AS THE PROXY HOLDERS MAY DETERMINE IN THEIR DISCRETION WITH RESPECT TO ANY OTHER MATTERS PROPERLY PRESENTED FOR A VOTE AT THE ANNUAL MEETING.

(Continued, and to be marked, dated and signed, on the other side)

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting
of Stockholders to Be Held on December 16, 2016

The following Proxy Materials are available for your review at
http://viewproxy.com/trianglepetroleum/2016/:

●Notice of the 2016 Annual Meeting of Stockholders;

●2016 Proxy Statement;

●Form 10-K for the fiscal year ended January 31, 2016; and

●Proxy Card.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS

Please mark your votes like this ⌧

1.	Election of Directors			FOR all	WITHHOLD AUTHORITY
				Nominees listed	to vote (except as marked
	NOMINEES:	01	Peter Hill	to the left	to the contrary for all
		02	Roy Aneed		Nominees listed to the left)
		03	Gus Halas
		04	Randal Matkaluk	☐	☐
		05	Jonathan Samuels
		06	James Shein

(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list above)

2.	Proposal to ratify appointment of KPMG LLP as independent registered public accounting firm for fiscal year 2017

	☐ FOR	☐ AGAINST	☐ ABSTAIN

3
3.	Proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers as set forth in the Proxy Statement

	☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	Proposal to authorize the Board of Directors to effect a reverse stock split

	☐ FOR	☐ AGAINST	☐ ABSTAIN

5.	Proposal to approve a corresponding amendment to the Company’s Certificate of Incorporation, as amended, to effect the reverse stock split

	☐ FOR	☐ AGAINST	☐ ABSTAIN

I plan on attending the meeting ☐

Signature	Signature	Date	, 2016

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

As a stockholder of TRIANGLE PETROLEUM CORPORATION, you have the option of voting your shares electronically through the Internet, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on December 15, 2016.

CONTROL NUMBER

PROXY VOTING INSTRUCTIONS

Please have your 11 digit control number ready when voting by Internet or Telephone

INTERNET Vote Your Proxy on the Internet: Go to www.cesvote.com Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE
Vote Your Proxy by Phone:
Call 1 (888) 693-8683
Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY